Sales Report:Supplement No. 28 dated Aug 28, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 375133
This series of Notes was issued and sold upon the funding of the borrower loan #38309, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction start date:	Aug-05-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-19-2009

Starting lender yield:	20.15%	Starting borrower rate/APR:	21.15% / 23.40%	Starting monthly payment:	$75.50
Final lender yield:	15.00%	Final borrower rate/APR:	16.00% / 18.18%	Final monthly payment:	$70.31

Auction yield range:	8.23% - 20.15%	Estimated loss impact:	6.84%
Lender servicing fee:	1.00%	Estimated return:	8.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-2001	Debt/Income ratio:	30%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$8,360	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	TxSlugger8	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
SMALL BIZ, LOW COSTS, HIGH PROFITS
Purpose of loan:
This loan will be used to finance the logo design and website set up for an online baby boutique, that my wife and I have started!

My financial situation:
I am a good candidate for this loan because?we both have steady jobs with base salaries and monthly?bonuses and commissions.?

Monthly net income: $ 4000 after tax, but before bonuses

Monthly expenses: $
??Housing: $ 1535
??Insurance: $ 90
??Car expenses: $ 331
??Utilities: $ 150
??Phone, cable, internet: $ 175
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 750
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How soon do you actually plan to pay off this loan? - ProModelA
A: We actually plan to pay this off within 18 months...shooting for 9-12 months. Our business model is solid and the products we sell have a very nice profit margin... (Aug-06-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Rogelio48	$25.00	$25.00	8/5/2009 5:10:38 PM
Cavscout36	$30.00	$30.00	8/8/2009 10:45:45 AM
aloe	$70.00	$70.00	8/9/2009 5:00:43 AM
dmk2006	$25.00	$25.00	8/10/2009 11:54:26 AM
bythepeople	$25.00	$25.00	8/10/2009 10:51:50 PM
simiray	$25.00	$25.00	8/11/2009 9:44:28 AM
northern_paddler	$25.00	$25.00	8/11/2009 4:43:27 PM
sardarji	$25.00	$25.00	8/13/2009 6:35:11 PM
brutusbone	$50.00	$50.00	8/14/2009 4:15:14 PM
Tlrdlrrnch	$25.00	$25.00	8/17/2009 7:30:40 AM
twjh	$25.00	$25.00	8/17/2009 7:13:52 PM
maga	$25.00	$25.00	8/18/2009 12:31:55 PM
bejfishing	$25.00	$25.00	8/18/2009 6:57:32 PM
Peacepower	$25.00	$25.00	8/19/2009 4:47:06 AM
Srich	$50.01	$50.01	8/19/2009 7:12:58 AM
MBIntl	$25.00	$25.00	8/19/2009 7:20:05 AM
ColoradoLender82	$25.00	$25.00	8/19/2009 8:03:43 AM
Realjo	$50.00	$50.00	8/19/2009 9:59:27 AM
ezvest	$50.00	$50.00	8/19/2009 1:17:42 PM
mychessy	$50.00	$50.00	8/19/2009 12:49:27 PM
yu-rik	$25.00	$25.00	8/19/2009 1:12:23 PM
Occhy	$50.00	$50.00	8/19/2009 1:25:53 PM
lookin_up	$50.00	$50.00	8/19/2009 1:41:07 PM
rockymtbob	$50.00	$50.00	8/19/2009 2:06:48 PM
yu-rik	$25.00	$25.00	8/19/2009 2:39:57 PM
EretzCapital	$50.00	$50.00	8/19/2009 2:58:52 PM
Aaron_Oz	$25.00	$25.00	8/6/2009 10:53:27 AM
geemel	$45.00	$45.00	8/6/2009 12:10:44 PM
bluebouyz	$50.00	$50.00	8/6/2009 4:44:58 PM
rodaku	$25.00	$25.00	8/6/2009 7:55:20 PM
Magician	$50.00	$50.00	8/7/2009 8:22:55 AM
Maetryx	$42.36	$42.36	8/7/2009 4:49:41 PM
stonehillloans	$25.00	$25.00	8/9/2009 5:04:19 AM
dudebrah	$25.00	$25.00	8/10/2009 12:56:02 PM
Anamorph	$25.00	$25.00	8/11/2009 2:34:51 AM
money-expert	$25.00	$25.00	8/11/2009 6:22:11 AM
tallguy635	$50.00	$28.13	8/11/2009 5:18:25 AM
zxr	$25.00	$25.00	8/12/2009 10:08:28 AM
Mowtown	$50.00	$50.00	8/14/2009 6:22:20 AM
Jinja	$25.00	$25.00	8/16/2009 10:11:04 AM
dud	$50.00	$50.00	8/17/2009 10:08:48 AM
Smallbear	$50.00	$50.00	8/17/2009 11:16:20 AM
dpries123	$25.00	$25.00	8/17/2009 11:57:23 AM
kulender	$50.00	$50.00	8/18/2009 4:41:30 AM
Lking319	$28.65	$28.65	8/18/2009 10:44:28 AM
rmpedi33	$25.00	$25.00	8/18/2009 1:33:50 PM
libraryfrenzy	$25.00	$25.00	8/18/2009 7:02:30 PM
dahnkster	$25.00	$25.00	8/19/2009 7:17:59 AM
Jakes_Bank	$25.00	$25.00	8/19/2009 7:35:27 AM
Billybobobbrain	$37.85	$37.85	8/19/2009 8:17:37 AM
jimhu	$50.00	$50.00	8/19/2009 10:36:50 AM
ltdalum	$43.00	$43.00	8/19/2009 10:33:12 AM
Eagledrop	$25.00	$25.00	8/19/2009 11:32:17 AM
lendme2	$50.00	$50.00	8/19/2009 1:26:23 PM
irrelevant	$25.00	$25.00	8/19/2009 12:29:24 PM
Leshan	$50.00	$50.00	8/19/2009 1:26:52 PM
asya	$25.00	$25.00	8/19/2009 1:54:46 PM
57 bids
Borrower Payment Dependent Notes Series 419577
This series of Notes was issued and sold upon the funding of the borrower loan #38302, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	AA	Auction start date:	Aug-06-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Aug-20-2009

Starting lender yield:	10.48%	Starting borrower rate/APR:	11.48% / 13.60%	Starting monthly payment:	$214.28
Final lender yield:	8.00%	Final borrower rate/APR:	9.00% / 11.09%	Final monthly payment:	$206.70

Auction yield range:	3.23% - 10.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1995	Debt/Income ratio:	10%
Credit score:	840-860 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	4y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,700	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	blue-bonus-web	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Putting in a concrete patio.
Purpose of loan:
This loan will be used to pour stamped concrete into my bare dirt backyard.? I just bought a home that has not been landscaped in the backyard yet.? I'd like to make it look beautiful.? The plan is to start with the stamped concrete.? Then to add a spa and patio cover over the next 2 years.? I'd love to have a place outside to relax and enjoy the peace and quiet in a nice setting, and this would help greatly.

My financial situation:
I am a good candidate for this loan because I have never defaulted on any of my debts.? My credit score is over 800, at least it was the last time I checked a couple of months ago.? I earn over 90k at my job where I've been at for 4 years.? I place a high value on paying people back.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why do you have 2 credit inquiries in the last 6 months? - Finspons
A: I bought a home in March, so that's probably the first inquiry. I refinanced my car loan last week (2007 Toyota Camry Kelly Blue Book value $17,000, of which I owe $9,000 more for 24 months) from 6.15% down to 3.99%. So that's probably the 2nd inquiry. Hope this helps. (Aug-09-2009)
Q: Why not put in a garden? - ideal-value
A: Hehehe, there will definitely be a garden in addition to the stamped concrete, rocks, spa, patio cover and other things I have planned over the next few years. Currently, the plants and trees are on the outer edges of the yard, and I intend to keep it that way. Thanks for your interest :-) (Aug-19-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

turbospeed	$25.00	$25.00	8/6/2009 4:11:08 PM
sas19	$25.00	$25.00	8/6/2009 4:11:14 PM
skuba	$50.00	$50.00	8/6/2009 4:11:48 PM
Avala	$25.00	$25.00	8/6/2009 4:11:22 PM
turbostar666	$50.00	$50.00	8/6/2009 4:09:37 PM
Syzygy	$25.00	$25.00	8/6/2009 4:47:27 PM
RandyL3	$50.00	$50.00	8/6/2009 7:30:07 PM
zento	$25.00	$25.00	8/6/2009 7:31:50 PM
jehopper5	$25.00	$25.00	8/7/2009 8:30:31 AM
oldscratch72	$25.00	$25.00	8/7/2009 9:10:58 AM
ingeborg77	$50.00	$50.00	8/9/2009 9:57:53 AM
minista	$25.00	$25.00	8/10/2009 11:11:35 AM
spokanekevin	$50.00	$50.00	8/10/2009 9:01:48 PM
CornerKetch	$25.00	$25.00	8/11/2009 7:30:31 AM
eCapital	$25.00	$25.00	8/11/2009 4:33:19 PM
market-assembler	$25.00	$25.00	8/13/2009 1:25:20 PM
MidnightBank	$25.00	$25.00	8/14/2009 5:30:50 AM
coldfuzion	$25.00	$25.00	8/14/2009 3:11:57 PM
Barky52	$25.00	$25.00	8/14/2009 7:01:29 PM
gizmo65	$100.00	$100.00	8/14/2009 10:32:01 PM
Snoopylover	$25.00	$25.00	8/15/2009 11:21:33 AM
matthewrburk	$100.00	$100.00	8/15/2009 1:04:15 AM
OCLend	$25.00	$25.00	8/16/2009 5:35:33 PM
mamayama	$100.00	$100.00	8/16/2009 7:55:08 PM
iruz	$40.00	$40.00	8/17/2009 1:16:28 PM
bossyboots01	$50.00	$50.00	8/17/2009 4:16:11 PM
copiosus	$25.00	$25.00	8/17/2009 4:59:01 PM
Tahoeguy	$39.28	$39.28	8/17/2009 7:00:09 PM
Castelj	$33.00	$10.95	8/17/2009 7:40:25 PM
ultimatepaintball	$25.00	$25.00	8/17/2009 9:04:07 PM
AustinAmerica	$25.00	$25.00	8/17/2009 10:34:21 PM
Auditman	$50.00	$50.00	8/18/2009 10:51:55 AM
Okeey	$25.00	$25.00	8/18/2009 3:56:24 PM
a_andy	$25.00	$25.00	8/19/2009 2:22:32 AM
Realjo	$50.00	$50.00	8/19/2009 9:55:13 AM
John_14_6	$25.00	$25.00	8/19/2009 11:04:35 AM
loanman2007	$50.00	$50.00	8/19/2009 11:47:17 AM
dealmaster	$44.05	$44.05	8/19/2009 3:41:36 PM
Gorblum	$50.00	$50.00	8/20/2009 5:13:43 AM
coolcoast	$68.14	$68.14	8/19/2009 9:53:22 PM
note-pursuit	$25.00	$25.00	8/19/2009 10:35:18 PM
crazybunga	$26.50	$26.50	8/19/2009 10:21:55 PM
jrlvnv	$25.00	$25.00	8/20/2009 1:24:39 AM
qkinger	$50.00	$50.00	8/20/2009 10:22:52 AM
yield-quest	$25.00	$25.00	8/20/2009 7:51:34 AM
UC3307	$100.00	$100.00	8/20/2009 7:59:55 AM
ApolloBodie	$54.08	$54.08	8/20/2009 9:47:13 AM
simiray	$25.00	$25.00	8/20/2009 11:56:51 AM
quiggles	$50.00	$50.00	8/20/2009 12:45:39 PM
superkitty	$30.00	$30.00	8/20/2009 12:58:44 PM
justme4now	$25.00	$25.00	8/20/2009 1:25:57 PM
Eagledrop	$25.00	$25.00	8/20/2009 1:55:45 PM
maga	$96.00	$96.00	8/20/2009 11:42:06 AM
Strangeways_Lending	$30.00	$30.00	8/20/2009 12:32:46 PM
COtheBeast	$25.00	$25.00	8/20/2009 3:35:26 PM
scrabbler	$25.00	$25.00	8/20/2009 12:55:46 PM
bunnybear	$53.39	$53.39	8/20/2009 1:13:25 PM
brightest-revenue-spark	$50.00	$50.00	8/20/2009 1:30:35 PM
the-profit-oracle	$25.00	$25.00	8/20/2009 1:49:14 PM
packrs1	$25.00	$25.00	8/20/2009 2:04:34 PM
Astyanax	$25.00	$25.00	8/20/2009 3:12:08 PM
JJ-Loans	$100.00	$100.00	8/20/2009 3:18:22 PM
Finspons	$25.00	$25.00	8/20/2009 4:00:29 PM
Jynxie	$45.28	$45.28	8/20/2009 3:57:45 PM
lifeisbeautiful	$25.00	$25.00	8/20/2009 4:01:47 PM
kinetic-truth	$25.00	$25.00	8/6/2009 4:10:09 PM
Iwantahelp	$25.00	$25.00	8/6/2009 4:11:50 PM
cash-sensai2	$25.00	$25.00	8/6/2009 4:11:56 PM
tallcoolone	$25.00	$25.00	8/6/2009 4:11:34 PM
888168	$50.00	$50.00	8/6/2009 4:11:38 PM
mathprof	$25.00	$25.00	8/6/2009 4:11:43 PM
Artist_Blue	$25.00	$25.00	8/6/2009 4:12:05 PM
bchen78875	$50.00	$50.00	8/6/2009 4:12:33 PM
fortytwo	$125.00	$125.00	8/6/2009 4:08:50 PM
greenback-floret	$25.00	$25.00	8/6/2009 4:11:41 PM
anton	$25.00	$25.00	8/6/2009 4:12:20 PM
springpanda	$50.00	$50.00	8/7/2009 1:49:07 PM
vegibenz	$25.00	$25.00	8/10/2009 11:05:36 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	8/10/2009 10:40:17 AM
FlyFlyBuggie	$25.00	$25.00	8/11/2009 8:20:08 AM
justin323	$25.00	$25.00	8/11/2009 4:47:53 PM
albatross897	$25.00	$25.00	8/11/2009 5:14:16 PM
IceFisherman	$100.00	$100.00	8/11/2009 4:30:50 PM
outofoffice	$50.00	$50.00	8/12/2009 5:15:29 PM
gavinsp	$25.00	$25.00	8/13/2009 1:41:25 PM
Dollars4Rent	$25.00	$25.00	8/13/2009 3:17:08 PM
Dollars4Rent	$25.00	$25.00	8/13/2009 3:17:35 PM
Tapu22	$50.00	$50.00	8/13/2009 9:28:22 PM
OGS_Capital	$25.00	$25.00	8/15/2009 8:11:07 AM
pattaya888	$25.00	$25.00	8/15/2009 12:54:31 PM
amit_gu	$25.00	$25.00	8/15/2009 8:48:51 PM
Havana21	$500.00	$500.00	8/16/2009 9:30:14 AM
northern_paddler	$25.00	$25.00	8/17/2009 8:51:08 PM
bkb7484	$25.00	$25.00	8/18/2009 3:46:11 AM
Nyarpy	$25.00	$25.00	8/18/2009 9:22:54 AM
EmeritusX	$25.00	$25.00	8/18/2009 11:30:37 AM
Algaes	$25.00	$25.00	8/18/2009 4:20:27 PM
maga	$50.00	$50.00	8/18/2009 6:29:35 PM
UncleSafety	$50.00	$50.00	8/18/2009 8:36:11 PM
mlender	$25.00	$25.00	8/18/2009 10:03:28 PM
JerryB96	$25.00	$25.00	8/19/2009 6:43:29 AM
jy1018	$75.00	$75.00	8/19/2009 9:23:39 AM
Digs	$25.00	$25.00	8/19/2009 11:07:52 AM
csrwizard	$25.00	$25.00	8/19/2009 12:11:38 PM
quick	$50.00	$50.00	8/19/2009 3:36:57 PM
Chief3394	$25.00	$25.00	8/19/2009 4:18:03 PM
helpful-dough	$100.00	$100.00	8/19/2009 6:18:13 PM
YummiBear	$25.00	$25.00	8/19/2009 7:11:53 PM
flshdaskll	$25.00	$25.00	8/19/2009 8:06:14 PM
Toskleon	$50.00	$50.00	8/19/2009 11:09:42 PM
MrHamilton	$93.33	$93.33	8/20/2009 6:38:09 AM
gothampark	$25.00	$25.00	8/19/2009 10:34:27 PM
ctups	$100.00	$100.00	8/20/2009 8:49:09 AM
investmentgroup	$25.00	$25.00	8/20/2009 4:26:37 AM
order-rider	$50.00	$50.00	8/20/2009 8:58:57 AM
iolaire	$500.00	$500.00	8/20/2009 4:28:54 AM
SnakeV	$28.39	$28.39	8/20/2009 9:01:36 AM
rockhound84	$50.00	$50.00	8/20/2009 9:35:15 AM
mroew	$25.00	$25.00	8/20/2009 10:18:27 AM
Moron_Buffet	$25.00	$25.00	8/20/2009 10:19:30 AM
bondhedger	$25.00	$25.00	8/20/2009 12:23:35 PM
lender73w	$30.00	$30.00	8/20/2009 12:28:29 PM
LAKETIME	$25.00	$25.00	8/20/2009 1:31:52 PM
dollar-authority	$100.00	$100.00	8/20/2009 1:35:42 PM
78	$25.00	$25.00	8/20/2009 11:23:05 AM
suburbanman64	$50.00	$50.00	8/20/2009 1:45:18 PM
yu-rik	$50.00	$50.00	8/20/2009 2:07:41 PM
shellstar	$25.00	$25.00	8/20/2009 12:13:53 PM
radiant-value	$25.00	$25.00	8/20/2009 12:00:56 PM
unger	$288.52	$288.52	8/20/2009 12:13:28 PM
lth35	$41.68	$41.68	8/20/2009 12:36:02 PM
surferracerskaterboy	$50.00	$50.00	8/20/2009 3:28:18 PM
OoM	$25.00	$25.00	8/20/2009 3:42:30 PM
Beiderman	$26.23	$26.23	8/20/2009 12:52:53 PM
best-generosity-financier	$25.00	$25.00	8/20/2009 2:06:33 PM
NoNameLender	$54.18	$54.18	8/20/2009 3:06:36 PM
senior1	$25.00	$25.00	8/20/2009 3:57:47 PM
137 bids
Borrower Payment Dependent Notes Series 419677
This series of Notes was issued and sold upon the funding of the borrower loan #38293, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction start date:	Aug-07-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-21-2009

Starting lender yield:	12.38%	Starting borrower rate/APR:	13.38% / 15.53%	Starting monthly payment:	$338.77
Final lender yield:	9.35%	Final borrower rate/APR:	10.35% / 12.46%	Final monthly payment:	$324.32

Auction yield range:	4.23% - 12.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1991	Debt/Income ratio:	32%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	8y 5m
Amount delinquent:	$0	Revolving credit balance:	$23,094	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	transparent-bazaar	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off the Home Depot Card
Purpose of loan:
This loan will be used to pay off my Home Depot credit card.? I have made vast home improvements over the past few years.? Most recently that has included installing granite counter tops in the kitchen (over 100 sq.ft.), installing a new front entry door and upgrading the crown molding throughout the house.? I took advantage of some no interest no payment promotions with Home Depot to finance this latest round of upgrades.? I would like to use this loan to pay off the Home Depot card before any accrued interest is added to the balance.?

My financial situation:
I am a good candidate for this loan because I have an excellent job as a mechanical engineer with a regional electric utility.? I specialize in environmental testing and reporting.? My base salary is $97,500 and will increase in FY2010 which begins 10/1.? Since 2001 I have made no less than $115,000 in total compensation which includes salary, overtime and bonuses.

At age 39, I have a retirement portfolio valued at $135,000 plus a company sponsored pension.? I am aggressively trying to pay down debt with a reasonable goal of being debt free other than my home by age 45.? I have an excellent payment history with my creditors.? My home was valued at $360,000 in 2006.? With this latest remodeling effort, I anticipate that value to only improve once the housing market stabilizes.? This will result in a fair amount of equity.?

I appreciate your consideration with this loan.? It is amazing how the stress level decreases as the debt load dwindles.? This small loan will help as another positive step to achieve my overall goal.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

elated-justice	$25.00	$25.00	8/7/2009 4:03:02 PM
fortytwo	$50.00	$50.00	8/7/2009 4:02:57 PM
Avala	$25.00	$25.00	8/7/2009 4:07:24 PM
888168	$50.00	$50.00	8/7/2009 4:08:00 PM
tallcoolone	$25.00	$25.00	8/7/2009 4:07:40 PM
mathprof	$25.00	$25.00	8/7/2009 4:08:30 PM
skuba	$50.00	$50.00	8/7/2009 4:08:41 PM
anton	$25.00	$25.00	8/7/2009 4:09:10 PM
bchen78875	$50.00	$50.00	8/7/2009 4:09:18 PM
TK4	$25.00	$25.00	8/7/2009 4:11:35 PM
totoro	$25.00	$25.00	8/7/2009 4:07:29 PM
lagnisiruk	$25.00	$25.00	8/7/2009 4:11:48 PM
abuyama22	$25.00	$25.00	8/7/2009 4:07:53 PM
cash-sensai2	$25.00	$25.00	8/7/2009 4:08:52 PM
Artist_Blue	$25.00	$25.00	8/7/2009 4:08:59 PM
soilchem	$30.00	$30.00	8/7/2009 4:39:44 PM
ClearLake	$25.00	$25.00	8/8/2009 8:11:17 AM
don'twannadance	$50.00	$50.00	8/9/2009 10:07:43 AM
justin323	$25.00	$25.00	8/11/2009 4:48:40 PM
brightest-revenue-spark	$25.00	$25.00	8/12/2009 9:30:56 AM
truth-companion	$25.00	$25.00	8/12/2009 4:50:37 PM
wampum-proton	$25.00	$25.00	8/12/2009 9:46:36 PM
IndianChief	$25.00	$25.00	8/12/2009 10:05:36 PM
income-excellence1	$25.00	$25.00	8/13/2009 7:56:20 AM
Moron_Buffet	$25.00	$25.00	8/13/2009 9:32:52 AM
grf1945	$25.00	$25.00	8/13/2009 2:07:18 PM
wormdc	$25.00	$25.00	8/13/2009 5:27:01 PM
hope-eagle6	$25.00	$25.00	8/13/2009 5:35:19 PM
jct_enterprises	$25.00	$25.00	8/14/2009 7:36:10 AM
honorable-yield	$50.00	$50.00	8/14/2009 11:00:08 AM
mrzz	$25.00	$25.00	8/14/2009 2:13:40 PM
bowdish1	$50.00	$50.00	8/15/2009 6:50:35 AM
aesop	$25.00	$25.00	8/15/2009 10:26:04 AM
Guerrilla_Man	$25.00	$25.00	8/15/2009 10:30:49 AM
Natronpee	$25.00	$25.00	8/16/2009 9:31:23 AM
mamayama	$100.00	$100.00	8/16/2009 8:33:56 PM
BankofBeth	$50.00	$50.00	8/16/2009 7:45:48 PM
kenji4861	$50.00	$50.00	8/16/2009 8:01:22 PM
Patter256	$25.00	$25.00	8/17/2009 7:06:45 AM
seasportsguy	$25.00	$25.00	8/16/2009 10:01:43 PM
GElender	$50.00	$50.00	8/17/2009 10:26:31 AM
sisepuede	$25.00	$25.00	8/17/2009 10:28:30 AM
red-sublime-return	$25.00	$25.00	8/17/2009 10:34:39 AM
head	$25.00	$25.00	8/17/2009 10:35:07 AM
16888	$50.00	$50.00	8/17/2009 10:53:02 AM
Theboof	$25.00	$25.00	8/17/2009 10:58:17 AM
bigdogsafety1	$25.00	$25.00	8/17/2009 10:58:37 AM
the-financier814	$25.00	$25.00	8/17/2009 11:33:54 AM
windfall46	$25.00	$25.00	8/17/2009 11:26:27 AM
keyfig	$25.00	$25.00	8/17/2009 11:26:50 AM
fotep-financial	$25.00	$25.00	8/17/2009 11:24:59 AM
puifais	$25.00	$25.00	8/17/2009 11:26:17 AM
atlgator	$25.00	$25.00	8/17/2009 2:36:36 PM
dlshap	$25.00	$25.00	8/17/2009 2:30:36 PM
majormoves1	$25.00	$25.00	8/17/2009 3:45:33 PM
d3global	$25.00	$25.00	8/17/2009 6:32:01 PM
ekmendenhall	$25.00	$25.00	8/17/2009 7:46:28 PM
virtualbank	$25.00	$25.00	8/17/2009 10:59:03 PM
cheng	$25.00	$25.00	8/17/2009 10:59:23 PM
Wart126	$25.00	$25.00	8/17/2009 10:59:48 PM
ADenny	$25.00	$25.00	8/17/2009 11:00:36 PM
gogmagog	$42.09	$42.09	8/17/2009 11:00:46 PM
brewlots	$50.00	$50.00	8/17/2009 11:06:27 PM
Avid_Skier	$25.00	$25.00	8/17/2009 11:06:28 PM
Ellisdee	$50.00	$39.75	8/17/2009 11:08:41 PM
gravbox	$25.00	$25.00	8/17/2009 11:08:40 PM
Castellan	$25.00	$25.00	8/17/2009 11:08:39 PM
woodsider	$50.00	$50.00	8/18/2009 7:29:20 AM
knark	$25.00	$25.00	8/18/2009 9:15:03 AM
dud	$50.00	$50.00	8/18/2009 4:16:52 PM
rockhound84	$50.00	$50.00	8/18/2009 6:25:41 PM
OoM	$25.00	$25.00	8/19/2009 1:50:36 PM
knowonder	$50.00	$50.00	8/19/2009 3:43:57 PM
trader-joe	$25.00	$25.00	8/19/2009 3:39:39 PM
Speedfreak	$25.00	$25.00	8/19/2009 6:59:25 PM
lasalle123	$64.16	$64.16	8/19/2009 7:25:03 PM
SeaLoans	$25.00	$25.00	8/19/2009 7:57:41 PM
scrabbler	$25.00	$25.00	8/20/2009 6:41:11 AM
PotBellyPete	$25.00	$25.00	8/20/2009 8:03:28 AM
golffish2	$50.00	$50.00	8/20/2009 3:49:42 AM
SuperInvestor82	$25.00	$25.00	8/20/2009 5:46:12 AM
ctups	$109.75	$109.75	8/20/2009 8:55:09 AM
SaintMatthew	$25.00	$25.00	8/20/2009 9:06:44 AM
PrinceValium	$25.00	$25.00	8/20/2009 11:49:09 AM
plaudvr07	$50.00	$50.00	8/20/2009 12:09:39 PM
the-profit-oracle	$25.00	$25.00	8/20/2009 1:51:16 PM
kendigme	$25.00	$25.00	8/20/2009 2:27:24 PM
scloans	$25.00	$25.00	8/20/2009 2:49:30 PM
yogi1975	$25.00	$25.00	8/20/2009 6:07:34 PM
chlebie	$50.00	$50.00	8/20/2009 7:51:13 PM
MONEYMIKE83	$104.39	$104.39	8/20/2009 5:08:47 PM
jms007	$50.00	$50.00	8/20/2009 11:54:51 PM
best-generosity-financier	$25.00	$25.00	8/21/2009 12:23:17 AM
eprometheus	$58.00	$58.00	8/21/2009 12:41:50 AM
maga	$50.00	$50.00	8/20/2009 7:08:28 PM
Bodyboard	$25.00	$25.00	8/21/2009 6:06:38 AM
evamkir	$26.66	$26.66	8/20/2009 7:54:35 PM
plouie	$25.00	$25.00	8/20/2009 8:09:42 PM
Gambino	$50.00	$50.00	8/21/2009 7:29:51 AM
ROYFU	$100.00	$100.00	8/20/2009 9:41:09 PM
JustOneVoice	$25.00	$25.00	8/21/2009 10:02:12 AM
bossyboots01	$25.00	$25.00	8/21/2009 10:09:33 AM
JJ-Loans	$125.00	$125.00	8/21/2009 6:11:43 AM
VT2VA	$25.00	$25.00	8/21/2009 10:40:17 AM
tompau	$25.00	$25.00	8/21/2009 7:34:56 AM
marshallmanhattan	$50.00	$50.00	8/21/2009 7:52:21 AM
GoNoles06	$100.00	$100.00	8/21/2009 8:38:50 AM
All_Wins	$25.00	$25.00	8/21/2009 10:04:01 AM
GWV2	$50.00	$50.00	8/21/2009 12:46:50 PM
nanaof7	$25.00	$25.00	8/21/2009 10:43:24 AM
Ocean713	$1,575.00	$1,575.00	8/21/2009 11:30:17 AM
ratzlefrss	$50.00	$50.00	8/21/2009 2:30:23 PM
sdr984	$25.00	$25.00	8/21/2009 3:00:10 PM
socal-lender	$25.00	$25.00	8/21/2009 3:25:59 PM
nasdaq87	$25.00	$25.00	8/21/2009 3:35:53 PM
Ardy123	$50.00	$50.00	8/21/2009 12:07:09 PM
rudy510s	$61.78	$61.78	8/21/2009 3:43:44 PM
bobnewt	$50.00	$50.00	8/21/2009 1:19:28 PM
south585	$42.11	$42.11	8/21/2009 1:38:13 PM
division177	$25.00	$25.00	8/21/2009 3:22:00 PM
sas19	$25.00	$25.00	8/7/2009 4:07:14 PM
DukSerduk	$25.00	$25.00	8/7/2009 4:07:33 PM
cyberie21	$40.00	$40.00	8/7/2009 4:08:06 PM
Sid-K	$50.00	$50.00	8/7/2009 4:07:19 PM
treeline	$50.00	$50.00	8/7/2009 4:11:18 PM
shanedog	$25.00	$25.00	8/7/2009 4:12:14 PM
DrStaff	$60.00	$60.00	8/7/2009 11:20:46 PM
Goodlender42	$25.00	$25.00	8/10/2009 12:20:12 PM
rjleves	$25.00	$25.00	8/10/2009 9:50:12 PM
don8ter	$60.00	$60.00	8/11/2009 8:55:46 AM
thedoctor	$25.00	$25.00	8/11/2009 6:31:07 PM
buckyhead2000	$25.00	$25.00	8/12/2009 11:05:31 AM
sparky1129	$25.00	$25.00	8/12/2009 12:55:25 PM
krishopper	$25.00	$25.00	8/13/2009 2:07:20 PM
market-assembler	$25.00	$25.00	8/13/2009 1:25:26 PM
fdsguy	$35.60	$35.60	8/13/2009 5:47:11 PM
kyomoon	$100.00	$100.00	8/13/2009 5:35:53 PM
MonkeyPet	$25.00	$25.00	8/13/2009 11:56:10 PM
trekkie3po	$45.43	$45.43	8/14/2009 8:13:35 AM
gilbow	$25.00	$25.00	8/14/2009 9:11:19 AM
willingnjc	$25.00	$25.00	8/14/2009 1:31:12 PM
kenyonhillbilly	$50.00	$50.00	8/14/2009 2:46:33 PM
lowestghost	$25.00	$25.00	8/14/2009 4:46:06 PM
Jim33	$25.00	$25.00	8/15/2009 12:05:41 AM
money-shaker	$25.00	$25.00	8/15/2009 11:05:37 AM
woodenshoes	$100.00	$100.00	8/17/2009 9:05:46 AM
camaraderi-entrepreneur	$25.00	$25.00	8/17/2009 9:30:59 AM
cowboyskier	$50.00	$50.00	8/17/2009 8:45:49 AM
eyal0	$25.00	$25.00	8/17/2009 10:07:30 AM
OLYVRC	$25.00	$25.00	8/17/2009 10:30:45 AM
brstern2	$25.00	$25.00	8/17/2009 10:37:42 AM
Jassi	$50.00	$50.00	8/17/2009 10:34:57 AM
YogaDude34	$125.00	$125.00	8/17/2009 10:36:19 AM
AnxiousAirman	$50.00	$50.00	8/17/2009 10:39:24 AM
fair_rates	$25.00	$25.00	8/17/2009 11:01:19 AM
JJS180	$25.00	$25.00	8/17/2009 11:24:15 AM
rulender	$50.00	$50.00	8/17/2009 11:25:28 AM
Veloce	$25.00	$25.00	8/17/2009 11:26:22 AM
mizount	$25.00	$25.00	8/17/2009 11:26:57 AM
financelover	$25.00	$25.00	8/17/2009 11:34:11 AM
Sam65	$25.00	$25.00	8/17/2009 12:31:47 PM
djs81	$25.00	$25.00	8/17/2009 1:45:39 PM
Zoomie	$25.00	$25.00	8/17/2009 2:20:53 PM
Patrician	$25.00	$25.00	8/17/2009 2:11:32 PM
cool_kubera	$37.54	$37.54	8/17/2009 4:45:56 PM
wamozart	$25.00	$25.00	8/17/2009 6:35:40 PM
pay-it-forward1010	$25.00	$25.00	8/17/2009 6:40:57 PM
paddatjie	$25.00	$25.00	8/17/2009 8:20:53 PM
diverse2	$25.00	$25.00	8/17/2009 9:06:17 PM
newfoundation	$25.00	$25.00	8/17/2009 10:58:28 PM
Sixmil	$25.00	$25.00	8/17/2009 10:59:43 PM
dumbass	$25.00	$25.00	8/17/2009 11:00:13 PM
Sigonio	$25.00	$25.00	8/17/2009 10:59:49 PM
meow8705	$25.00	$25.00	8/17/2009 10:59:45 PM
help_each_other	$25.00	$25.00	8/17/2009 11:00:49 PM
giannyny	$25.00	$25.00	8/17/2009 11:01:08 PM
regahj99	$25.00	$25.00	8/17/2009 11:06:26 PM
decisive-capital	$100.00	$100.00	8/17/2009 11:06:33 PM
icanhelpyouout	$51.62	$51.62	8/18/2009 4:04:42 PM
JerryB96	$25.00	$25.00	8/19/2009 6:45:25 AM
Rilman	$50.00	$50.00	8/19/2009 10:00:11 AM
nestegg4e	$25.00	$25.00	8/19/2009 11:43:17 AM
Terapin0511	$65.00	$65.00	8/19/2009 7:39:00 PM
SkipMcGrath	$50.00	$50.00	8/19/2009 4:43:02 PM
Joeburly	$28.61	$28.61	8/19/2009 8:50:34 PM
b2m80s	$40.00	$40.00	8/19/2009 7:11:08 PM
tender-deal	$50.00	$50.00	8/19/2009 11:19:44 PM
DannyPhantom	$25.00	$25.00	8/19/2009 9:33:28 PM
loanman2007	$50.00	$50.00	8/20/2009 5:58:11 AM
RadarLuv	$25.00	$25.00	8/20/2009 3:32:02 AM
delivery	$25.00	$25.00	8/20/2009 9:21:19 AM
outofoffice	$50.00	$50.00	8/20/2009 10:54:23 AM
shellstar	$25.00	$25.00	8/20/2009 11:48:27 AM
ultimatepaintball	$25.00	$25.00	8/20/2009 10:08:17 AM
Jiangtao	$25.00	$25.00	8/20/2009 12:50:59 PM
78	$25.00	$25.00	8/20/2009 11:28:55 AM
superkitty	$30.00	$30.00	8/20/2009 12:57:03 PM
nimcha	$100.00	$100.00	8/20/2009 3:06:41 PM
TashaRemay	$25.00	$25.00	8/20/2009 3:46:35 PM
availableloan	$25.00	$25.00	8/20/2009 5:44:01 PM
uucubed	$50.00	$50.00	8/20/2009 6:48:12 PM
Lendomatic	$50.00	$50.00	8/20/2009 9:12:27 PM
lancetc	$25.00	$25.00	8/20/2009 9:52:18 PM
KTOWN	$25.00	$25.00	8/20/2009 7:34:35 PM
ski1965	$25.00	$25.00	8/20/2009 7:44:26 PM
nasdaq87	$25.00	$25.00	8/20/2009 8:52:58 PM
mattblizz	$30.00	$30.00	8/20/2009 8:59:24 PM
rubylender	$25.00	$25.00	8/21/2009 9:28:49 AM
kulender	$100.00	$100.00	8/20/2009 10:06:10 PM
bondo41	$50.00	$50.00	8/21/2009 5:54:08 AM
radiant-value	$25.00	$25.00	8/21/2009 10:21:22 AM
redrose1518	$27.00	$27.00	8/21/2009 6:34:15 AM
silvercertificate	$25.00	$25.00	8/21/2009 10:34:38 AM
billk333	$25.00	$25.00	8/21/2009 8:02:44 AM
malypom	$100.00	$100.00	8/21/2009 8:22:59 AM
bowl800	$25.00	$25.00	8/21/2009 8:26:33 AM
VT2VA	$25.00	$25.00	8/21/2009 10:19:53 AM
dahnkster	$34.08	$34.08	8/21/2009 12:59:55 PM
Marco83	$100.00	$100.00	8/21/2009 1:09:31 PM
maga	$100.00	$100.00	8/21/2009 11:36:12 AM
malcolmreynolds	$28.00	$28.00	8/21/2009 3:33:22 PM
Rustang	$50.00	$50.00	8/21/2009 12:30:46 PM
credithelper	$25.00	$25.00	8/21/2009 1:17:30 PM
sunnysally	$50.00	$50.00	8/21/2009 1:32:43 PM
OIF-Veteran	$28.43	$28.43	8/21/2009 1:57:21 PM
Lesburger	$50.00	$50.00	8/21/2009 2:24:56 PM
calm-p2ploan	$25.00	$25.00	8/21/2009 2:38:18 PM
yu-rik	$25.00	$25.00	8/21/2009 3:25:06 PM
LOOKER4	$30.00	$30.00	8/21/2009 3:58:38 PM
229 bids
Borrower Payment Dependent Notes Series 419691
This series of Notes was issued and sold upon the funding of the borrower loan #38296, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction start date:	Aug-07-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-21-2009

Starting lender yield:	25.52%	Starting borrower rate/APR:	26.52% / 29.11%	Starting monthly payment:	$60.85
Final lender yield:	17.50%	Final borrower rate/APR:	18.50% / 20.97%	Final monthly payment:	$54.61

Auction yield range:	8.23% - 25.52%	Estimated loss impact:	6.90%
Lender servicing fee:	1.00%	Estimated return:	10.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1985	Debt/Income ratio:	37%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	20 / 19	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	6y 9m
Amount delinquent:	$0	Revolving credit balance:	$96,764	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	92%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	glowing-principal	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finishing My Kitchen Remodel
Purpose of loan:
I will be using this loan to finish a kitchen remodel that I started a while ago. I did underestimate?the?total job and the amount

My financial situation:
I am a good risk because I do?make an excellent living. I just do not have the cash readily available now.?I am "bullish" about making my payments on time.

Monthly net income: $20,833 (after tax)

Monthly expenses: $ 16,300
??Housing: $6,500
??Insurance: $650
??Car expenses: $1,275
??Utilities: $400
??Phone, cable, internet: $ 275
??Food, entertainment: $1,000
??Clothing, household expenses $1,200
??Credit cards and other loans: $4,000
??Other expenses: $ 1,000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

asdf9876	$50.00	$50.00	8/20/2009 7:34:20 PM
bitano	$50.00	$50.00	8/21/2009 6:10:37 AM
Cliffie83	$100.00	$100.00	8/20/2009 9:39:15 PM
USCGC	$50.00	$50.00	8/21/2009 1:29:54 AM
Mindful7	$50.00	$50.00	8/21/2009 6:10:51 AM
redrose1518	$27.00	$27.00	8/21/2009 6:28:14 AM
zapquoc	$25.00	$25.00	8/21/2009 10:04:31 AM
twuck	$85.00	$85.00	8/21/2009 3:03:04 PM
mckhbnpc	$30.73	$30.73	8/21/2009 11:52:32 AM
All_Wins	$25.00	$25.00	8/21/2009 3:47:02 PM
ryan6853	$25.00	$25.00	8/21/2009 2:25:12 PM
colorfulgardener	$50.00	$46.52	8/21/2009 3:24:55 PM
jjsparks28	$25.00	$25.00	8/21/2009 3:57:24 PM
IPG1	$200.00	$200.00	8/8/2009 4:47:28 PM
_SriBank_	$25.00	$25.00	8/19/2009 8:22:16 PM
Imaginos1892	$100.00	$100.00	8/19/2009 9:25:21 PM
gothampark	$25.00	$25.00	8/19/2009 10:38:33 PM
whois-JohnGalt	$25.00	$25.00	8/20/2009 11:38:03 AM
maga	$50.00	$50.00	8/20/2009 7:06:33 PM
billdpost	$25.00	$25.00	8/20/2009 4:52:12 PM
_SriBank_	$100.00	$100.00	8/20/2009 8:28:06 PM
IIP77	$45.31	$45.31	8/21/2009 4:41:30 AM
mobius_titan	$25.00	$25.00	8/21/2009 4:23:12 AM
Taho	$50.00	$50.00	8/21/2009 6:12:05 AM
mystss	$50.00	$50.00	8/21/2009 10:56:25 AM
realtormoises	$25.00	$25.00	8/21/2009 9:52:49 AM
eboomer2611	$25.00	$25.00	8/21/2009 10:25:10 AM
Glad2HelpU	$32.00	$32.00	8/21/2009 1:56:05 PM
division177	$25.00	$25.00	8/21/2009 3:23:24 PM
dahnkster	$25.00	$25.00	8/21/2009 11:59:52 AM
asset-snowdome	$25.00	$25.00	8/21/2009 12:23:02 PM
ShhDragon	$33.44	$33.44	8/21/2009 3:28:34 PM
32 bids
Borrower Payment Dependent Notes Series 419801
This series of Notes was issued and sold upon the funding of the borrower loan #38315, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Aug-24-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1999	Debt/Income ratio:	12%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	19	Length of status:	1y 10m
Amount delinquent:	$515	Revolving credit balance:	$5,194	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	42	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	PythonMorphBreeder	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	660-680 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008) 520-540 (Jul-2008) 640-660 (May-2008) 640-660 (Apr-2008)
Principal balance:	$1,486.94	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Need Funded by 08/17 Reptile Expo
Purpose of loan:
This will need to be 100% funded by AUGUST 17th!!?Then will end auction then!?This loan will be used to? Help pay for supplies for my reptile breeding business.? I will be attending a reptile breeders expo in late august and can get great deals on my supplies.? I do not want to open a credit card and this loan will work out better for me!? I have 1 loan that i took out last year on prosper and am current on all payments so I am a great canidate for the loan! Thank You!

My financial situation:
I am a good candidate for this loan because? My credit is bouncing back and I am getting on the right track after my college years and not understanding what i was doing to my credit!? I also have 1 loan from last year on prosper and am current on all payments!? I really need this for my business!? Also it states I have one outstanding balance of $515 which is incorrect. That was a bill from the emergency room which was paid in full and had sent a copy of the paid check but still has not been removed from my credit report.

Monthly net income: $ 5140.00

Monthly expenses: $
??Housing: $ 1200.00
??Insurance: $ 123.00
??Car expenses: $ 60
??Utilities: $?150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $?500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

skater	$25.00	$25.00	8/12/2009 2:23:09 PM
ChrisKwan	$25.00	$25.00	8/17/2009 10:08:15 AM
zasonsasu1	$50.00	$50.00	8/20/2009 3:57:31 AM
Laxa	$25.00	$25.00	8/22/2009 3:53:34 AM
macbeck22	$80.00	$80.00	8/22/2009 7:12:22 AM
zasonsasu1	$50.00	$50.00	8/23/2009 4:40:32 PM
doctorgrab	$25.90	$25.90	8/24/2009 6:21:32 AM
thomas16882004	$50.00	$50.00	8/23/2009 9:08:42 PM
zasonsasu1	$50.00	$50.00	8/24/2009 8:38:53 AM
JJ-Loans	$50.00	$50.00	8/24/2009 8:56:01 AM
zasonsasu1	$100.00	$100.00	8/24/2009 8:37:20 AM
oxnard	$25.00	$25.00	8/24/2009 9:43:50 AM
jsnryn	$25.00	$25.00	8/24/2009 9:47:05 AM
division177	$25.00	$25.00	8/24/2009 9:52:11 AM
money-expert	$25.00	$25.00	8/21/2009 4:17:20 PM
lifelongreds	$50.00	$50.00	8/22/2009 1:53:35 AM
alexgalt	$65.37	$65.37	8/23/2009 1:49:52 PM
krisman01	$86.55	$28.73	8/23/2009 7:57:15 AM
Rule62	$25.00	$25.00	8/23/2009 8:38:17 PM
Tuss12	$100.00	$100.00	8/23/2009 5:04:54 PM
silvercertificate	$25.00	$25.00	8/24/2009 9:13:11 AM
zasonsasu1	$50.00	$50.00	8/24/2009 8:01:55 AM
zasonsasu1	$25.00	$25.00	8/24/2009 8:40:15 AM
23 bids
Borrower Payment Dependent Notes Series 419895
This series of Notes was issued and sold upon the funding of the borrower loan #38324, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-24-2009

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$103.41
Final lender yield:	25.40%	Final borrower rate/APR:	26.40% / 28.73%	Final monthly payment:	$101.26

Auction yield range:	11.23% - 27.00%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1984	Debt/Income ratio:	18%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	10 / 6	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	33	Length of status:	6y 8m
Amount delinquent:	$1,126	Revolving credit balance:	$654	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	19%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	rufus	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	31 ( 86% )	640-660 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	5 ( 14% )	560-580 (Nov-2007) 640-660 (Apr-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
paying off my credit cards
Purpose of loan:
This loan will be used to? Pay off high interest loans and get kids back in school.

My financial situation:
I am a good candidate for this loan because? My pay has increased for the past 2yrs and have paid off a car and several other hospital bills in the past year.

Monthly net income: $4250

Monthly expenses: $ 2832
??Housing: $ 1181
??Insurance: $ 220
??Car expenses: $ 497
??Utilities: $ 250
??Phone, cable, internet: $ 150
??Food, entertainment: $?350
??Clothing, household expenses $ 125

??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you explain the reason or reasons behind your nearly late Prosper payments and your 3 D.Q's? - hektek22
A: Thanks for asking, The almost late payments came when we were paying off debt. I had miss calculated on budget and had to wait until next paycheck to make prosper payment. The DQ's are from medical bills that happened last year. Nov and Dec of 2008. My family insurance didn't cover as much as I had hoped and didn't find out until 3 months had past. Thanks for letting me clarify your concern. If you have anymore questions just ask. Thanks (Aug-18-2009)
Q: Hello again, are you still paying those medical bills and how much were those medical bills? - hektek22
A: Hi, Yes we are still paying on those medical bills. A little bit at a time. They totaled about 2300 dollars. We have paid off 3 of the 5. Still have about 600 dollars left . Should be finish paying them off by mid October. Thanks for asking (Aug-21-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

secobarbital	$25.00	$25.00	8/10/2009 10:09:28 AM
SNH	$25.00	$25.00	8/10/2009 10:12:23 AM
ChrisTJ	$25.00	$25.00	8/12/2009 10:16:50 AM
seisen	$35.82	$35.82	8/12/2009 4:40:12 PM
FeedTheMachine	$150.00	$150.00	8/14/2009 6:11:49 AM
mrzz	$25.00	$25.00	8/17/2009 7:16:24 PM
MicroPod	$25.00	$25.00	8/17/2009 7:16:00 PM
equitylender	$50.00	$50.00	8/18/2009 6:52:55 PM
Kaj	$25.00	$25.00	8/19/2009 7:44:40 AM
PotBellyPete	$25.00	$25.00	8/19/2009 7:16:58 AM
honorable-yield	$25.00	$25.00	8/19/2009 3:53:51 PM
wampum-proton	$25.00	$25.00	8/20/2009 8:54:04 AM
rdecartus	$25.00	$25.00	8/20/2009 4:20:32 PM
mathprof	$25.00	$25.00	8/20/2009 4:22:40 PM
mydreamsagain	$25.00	$25.00	8/20/2009 4:24:51 PM
108lender	$75.00	$42.93	8/20/2009 4:25:11 PM
MissionMicroFinance	$25.00	$25.00	8/20/2009 3:52:43 PM
kyxysyx	$40.24	$40.24	8/20/2009 4:24:29 PM
UCLA4life	$25.00	$25.00	8/21/2009 11:22:30 AM
Maetryx	$54.52	$54.52	8/21/2009 6:01:52 PM
eboomer2611	$25.00	$25.00	8/22/2009 9:32:15 AM
boodo	$296.49	$296.49	8/22/2009 7:49:14 AM
HighFired3000F	$25.00	$25.00	8/22/2009 1:41:27 PM
sweety075	$25.00	$25.00	8/23/2009 11:08:16 AM
brit11	$50.00	$50.00	8/23/2009 12:43:55 AM
sboyleston	$50.00	$50.00	8/23/2009 6:21:11 AM
studenttenorio	$25.00	$25.00	8/23/2009 10:32:32 AM
kulender	$50.00	$50.00	8/23/2009 1:44:49 PM
daekpon	$25.00	$25.00	8/23/2009 3:36:44 PM
carmat60	$25.00	$25.00	8/23/2009 4:56:51 PM
bitano	$50.00	$50.00	8/24/2009 6:51:46 AM
best-generosity-financier	$49.00	$49.00	8/24/2009 9:07:02 AM
anton	$25.00	$25.00	8/10/2009 10:12:16 AM
Mantis75	$25.00	$25.00	8/10/2009 10:11:26 AM
decisive-capital	$30.00	$30.00	8/10/2009 10:11:45 AM
thedreamer	$25.00	$25.00	8/10/2009 10:15:29 AM
delivery	$25.00	$25.00	8/12/2009 10:50:32 PM
willingnjc	$25.00	$25.00	8/14/2009 1:32:12 PM
Raetha	$25.00	$25.00	8/17/2009 7:16:18 PM
skro	$25.00	$25.00	8/17/2009 9:26:35 PM
natecam	$25.00	$25.00	8/18/2009 4:45:42 AM
NATIVEBORN	$25.00	$25.00	8/18/2009 4:54:24 PM
j-lender	$25.00	$25.00	8/19/2009 8:23:07 AM
gilbow	$25.00	$25.00	8/19/2009 12:52:21 PM
sk8ndive	$25.00	$25.00	8/19/2009 3:11:15 PM
zeelender	$25.00	$25.00	8/19/2009 3:24:55 PM
schnatty	$25.00	$25.00	8/19/2009 3:13:25 PM
fortytwo	$25.00	$25.00	8/19/2009 3:32:24 PM
slcchad	$25.00	$25.00	8/19/2009 3:53:58 PM
Papa_Mema	$50.00	$50.00	8/19/2009 3:53:53 PM
LAM26	$25.00	$25.00	8/20/2009 7:57:35 AM
Halos2002	$25.00	$25.00	8/20/2009 12:37:45 PM
redbomb5	$25.00	$25.00	8/20/2009 4:22:26 PM
whatknows	$25.00	$25.00	8/20/2009 4:24:43 PM
Moe87	$35.00	$35.00	8/21/2009 7:30:47 PM
gr8heart	$25.00	$25.00	8/22/2009 5:12:41 PM
AustinAmerica	$25.00	$25.00	8/22/2009 9:46:45 AM
Tokkoutai99	$25.00	$25.00	8/22/2009 1:50:33 PM
stdrgj15	$50.00	$50.00	8/22/2009 8:55:56 PM
CoolPlexer	$25.00	$25.00	8/23/2009 5:39:36 PM
ErikB	$25.00	$25.00	8/23/2009 6:17:42 PM
vmh20035	$50.00	$50.00	8/23/2009 4:20:49 PM
best-generosity-financier	$75.00	$75.00	8/23/2009 6:59:34 PM
division177	$25.00	$25.00	8/24/2009 9:54:46 AM
2152	$25.00	$25.00	8/24/2009 5:15:38 AM
dlg	$26.00	$26.00	8/24/2009 6:22:24 AM
winger66	$40.00	$40.00	8/24/2009 8:22:18 AM
LibbyZ	$50.00	$50.00	8/24/2009 9:57:36 AM
68 bids
Borrower Payment Dependent Notes Series 420181
This series of Notes was issued and sold upon the funding of the borrower loan #38327, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-25-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$86.00

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.08%
Lender servicing fee:	1.00%	Estimated return:	13.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1999	Debt/Income ratio:	34%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	6y 2m
Amount delinquent:	$0	Revolving credit balance:	$12,048	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Jessica260	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	620-640 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	640-660 (Apr-2008)
Principal balance:	$1,399.32	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Single Mom needs car repairs
Purpose of loan:
This loan will be used to repair my car.??There is an?electrical problem which I have recently found out is very expensive to fix!!

My financial situation:
I am a good candidate for this loan because I will not default on any agreed payments.? I currently have a loan with Prosper and have never defaulted or missed any payments since opened (April '08)
Monthly net income: $ 2,740

Monthly expenses: $ 2,100
??Housing: $ 875
??Insurance: $?
??Car expenses: $ 300
??Utilities: $ 70
??Phone, cable, internet: $ 80
??Food, entertainment: $ 150
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

quintilian	$50.00	$50.00	8/16/2009 1:46:35 AM
niceguy777	$25.00	$25.00	8/19/2009 3:22:59 PM
Laxa	$25.00	$25.00	8/24/2009 7:53:49 PM
myduck	$75.00	$75.00	8/25/2009 5:45:46 AM
daekpon	$25.00	$25.00	8/25/2009 11:44:07 AM
druidpoet	$50.00	$50.00	8/25/2009 2:06:38 PM
johnpmid	$50.72	$50.72	8/25/2009 2:45:59 PM
kevlar	$36.72	$36.72	8/25/2009 1:05:25 PM
rvfbroker	$25.00	$25.00	8/25/2009 1:56:08 PM
Abed-nego	$333.03	$95.91	8/25/2009 4:15:09 PM
investment-cluster	$100.00	$100.00	8/25/2009 4:15:55 PM
aldeed	$103.91	$103.91	8/24/2009 6:53:28 PM
sweety075	$25.00	$25.00	8/24/2009 8:07:36 PM
E-B	$50.00	$50.00	8/25/2009 3:24:08 AM
perchedeagle	$25.00	$25.00	8/25/2009 11:00:00 AM
ds5184	$27.74	$27.74	8/25/2009 12:34:05 PM
verblender	$50.00	$50.00	8/25/2009 10:14:03 AM
Credit2Prosper	$25.00	$25.00	8/25/2009 10:08:39 AM
wowlender	$25.00	$25.00	8/25/2009 3:32:14 PM
IM-SHARKY	$1,000.00	$1,000.00	8/25/2009 4:14:08 PM
wattboy	$110.00	$110.00	8/25/2009 4:15:59 PM
21 bids
Borrower Payment Dependent Notes Series 420183
This series of Notes was issued and sold upon the funding of the borrower loan #38322, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction start date:	Aug-12-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-26-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	15.37%	Final borrower rate/APR:	16.37% / 18.81%	Final monthly payment:	$53.01

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.37%
Lender servicing fee:	1.00%	Estimated return:	0.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1988	Debt/Income ratio:	30%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	19 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	10y 7m
Amount delinquent:	$0	Revolving credit balance:	$5,300	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	feisty1	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	560-580 (Dec-2007)
Principal balance:	$540.01	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Paying off Credit Card
Purpose of loan:
This loan will be used to? Help my daughter with college expenses & to get her into the nursing program. The State has cut their grant program due to budget cuts, and she needs to pay for her classes or she'll be dropped!? She is holding a 3.8 grade point average! ? I do have a small balance on a previous loan through Prosper, and have never been late with a payment.? I will most likely pay that off if I get this loan.? My first listing was for more than double this amount, but my mother has offered to pitch in a help with some of the related costs. I've put the balance of her expenses on a high interest credit card, but would love to pay that off.? Thank you in advance, for all and any help.

My financial situation:
I am a good candidate for this loan because? I work with for City government.? I am so high up on the seniority list, that they would have to close up, before a lay-off could affect me!? We are union workers, so my income and financial situation is stable.? I have never made a late payment on my current loan.? I am dedicated to my responsibilities and now, my daughter is just about through college!? We can finally see the finish line, and I'd like to help her through!? Please help me help her...

Monthly net income: $ 2540

Monthly expenses: $
??Housing: $ 239
??Insurance: $ 100
??Car expenses: $ 500
??Utilities: $ 70
??Phone, cable, internet: $ 100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 450
??Other expenses:
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: While I appreciate the very generous terms of a 36 month loan that is offered through Prosper, my personal goal is to have this loan paid off in half that time, so 18 months would have to be my answer. Thank you for asking, and for your consideration. (Aug-21-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

piano55	$33.23	$33.23	8/26/2009 4:20:40 AM
FinanceEngine	$30.00	$30.00	8/26/2009 2:30:20 PM
payontime1	$50.00	$50.00	8/26/2009 11:46:57 AM
winger66	$25.00	$25.00	8/26/2009 12:37:42 PM
IM-SHARKY	$1,500.00	$1,361.77	8/26/2009 3:58:20 PM
5 bids
Borrower Payment Dependent Notes Series 420305
This series of Notes was issued and sold upon the funding of the borrower loan #38325, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	B	Auction start date:	Aug-12-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-20-2009

Starting lender yield:	16.64%	Starting borrower rate/APR:	17.64% / 20.10%	Starting monthly payment:	$53.96
Final lender yield:	16.64%	Final borrower rate/APR:	17.64% / 20.10%	Final monthly payment:	$53.96

Auction yield range:	6.23% - 16.64%	Estimated loss impact:	5.29%
Lender servicing fee:	1.00%	Estimated return:	11.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1981	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	32	Length of status:	6y 4m
Amount delinquent:	$0	Revolving credit balance:	$11,346	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$100,000+
Delinquencies in last 7y:	30	Homeownership:	No
Inquiries last 6m:	0
Screen name:	finance-sequoia0	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Updating bath and kitchen
Purpose of loan:
This loan will be used toward updating our kitchen and one bath.?

My financial situation:
I am a good candidate for this loan because??? I have a steady income (and high household income).? I have no credit-card debt and have paid off car loans.? Prefer to use cash and avoid debt, but need a bit of a boost to the checking account for this project!?

Monthly gross typically $9000.? Household income adds additional $5800 gross per month.? Our monthly expenses total roughly $4300.?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, can you explain the current delinquency? Also something about the 30 old ones. Thanks. - 1traveler
A: Hi. Thanks for your question. The one delinquency noted is from our cable/VOIP provider. They incorrectly charged a little over $300 to our account for work not related to our unit. We withheld payment of those charges only and paid all regular charges. The prior delinquencies are from 2003. I had just opened an office and was the sole earner at the time. We had high expenses and a brief hospitalization. We've since paid off all debts (except law school loans) and have two incomes. (Aug-13-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

aztocas	$50.00	$50.00	8/13/2009 7:14:27 AM
IcedMochaFund	$25.00	$25.00	8/13/2009 12:59:22 PM
periko	$50.00	$50.00	8/13/2009 11:35:31 PM
nevetsnosliw1	$25.00	$25.00	8/14/2009 11:05:53 PM
justin323	$25.00	$25.00	8/17/2009 4:36:20 PM
BenR	$100.00	$100.00	8/18/2009 12:01:15 PM
rmpedi33	$100.00	$100.00	8/18/2009 12:35:46 PM
bobd32	$25.00	$25.00	8/19/2009 11:28:40 AM
Evan_Safe	$25.00	$25.00	8/19/2009 11:44:59 AM
planky	$50.00	$50.00	8/19/2009 11:00:35 AM
Duckman_Dot_Com	$25.00	$25.00	8/19/2009 4:13:58 PM
brother_tam	$50.00	$50.00	8/19/2009 6:58:00 PM
sanfelice14	$50.00	$50.00	8/19/2009 8:19:17 PM
longisland47m	$25.00	$25.00	8/13/2009 5:37:42 PM
1traveler	$50.00	$50.00	8/13/2009 7:29:39 PM
shag2	$25.00	$25.00	8/15/2009 10:43:52 AM
omahajay	$50.00	$50.00	8/16/2009 9:38:31 PM
Madron	$50.00	$50.00	8/17/2009 10:39:33 AM
HenlopenCapital	$25.00	$25.00	8/17/2009 12:33:54 PM
PotBellyPete	$25.00	$25.00	8/18/2009 1:25:42 PM
mamayama	$100.00	$100.00	8/18/2009 9:58:06 PM
ErikB	$500.00	$500.00	8/20/2009 11:11:26 AM
ErikB	$50.00	$50.00	8/20/2009 11:12:10 AM
23 bids
Borrower Payment Dependent Notes Series 420513
This series of Notes was issued and sold upon the funding of the borrower loan #38284, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,900.00	Prosper Rating:	A	Auction start date:	Aug-14-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-25-2009

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$101.96
Final lender yield:	11.00%	Final borrower rate/APR:	12.00% / 14.13%	Final monthly payment:	$96.32

Auction yield range:	4.23% - 15.00%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-2002	Debt/Income ratio:	15%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	ChrisLoans2You	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Solid Loan for your portfolio.
Ok sharks you got me to list at a higher rate. This is the highest I will go, I dnt need the money that bad and I have $3000 cash in the bank. This is a locked in, will pay on time loan.

Purpose of loan:
This loan will be used for various things, including saving some, paying?off some minor loose end bills, extra expenses during the school year,?putting some into my 2 year olds college account, etc..

My financial situation:
I am a good candidate for this loan because?

I have a low cost of living and and my job is not in jeapordy.
I worked very hard to rebuild my credit from my youthful mistakes and will not ruin it.
I am a family man who makes it a priority to pay bills.
I check my credit regularly to ensure it is perfect and accurate
I have 45% equity in my home ($108,000) conservative equity estimate
$2000 Prosper lender?portfolio (approx)
I am due for a salary?increase in Sep 2009

The loan will be paid back, period. I have been burned by a few borrowers on here and I know how it feels to see a loan go bad. I will not do that to anyone. I will set up my payments on auto draft.

**The "judgement" on my credit history is from a work accident in 2003. The insurance company was supposed to send payment for the bill and they delayed. I was persistent, but got caught up in the red tape and they did not pay until 1 week after the judgement was rendered. I worked hard to get it removed, 2 bureaus removed it, but not Experian. The ammount was negligible ($325).

** Prosper is showing I do not own a home. I am going to fax in my paperwork so hopefully that will be updated correctly. I do own a home, but recently refinanced which may explain why it is not showing up yet. I own a home valued conservatively at 239,000 and I owe 131,000 30 years at 4.875%

I owe around $7000 on a $30,000 2007 Ford Edge, which I have?2 years left at 2.9% I am 6 months ahead on my payments.

I think I should be an AA rating, but I made?some recent?inquiries when refinancing which knocked me down to A

I am currently working full time as well as taking?12 college credits this semester.

I do plan on paying this loan back as a full 3 year term.
My gross salary pay is 2925/4 weeks
My net salary pay is 2425/4 weeks plus I get a mileage check and health insurance reimbursement monthy (around $400 net)
My company is also generous enough to give us a nice?holiday bonus, and I do make some?extra cash on the side doing various things.

This loan is a solid one for your portfolio, it will get paid back over time, providing you with a solid?flow of interest and principal?coming in.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I notice bankcard utilization is 0% and you have 11 total credit lines. Is this information accurate? - mobius_titan
A: Yes, I use my creditcards for convenience and pay them off monthly. My wife has a small balance which will be paid off with this loan. This loan is locked in stone to be paid back on time, every time. (Aug-20-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	8/14/2009 4:03:56 PM
vladimilasky	$25.00	$25.00	8/14/2009 6:31:02 PM
aganippe	$50.00	$50.00	8/16/2009 10:54:33 AM
breadbroker	$25.00	$25.00	8/17/2009 9:32:08 AM
MidnightBank	$25.00	$25.00	8/17/2009 9:35:38 AM
BankOfShaun	$25.00	$25.00	8/17/2009 10:38:50 AM
outofoffice	$50.00	$50.00	8/17/2009 8:04:02 PM
CK1	$25.00	$25.00	8/18/2009 1:02:42 PM
hoffspot	$50.00	$50.00	8/19/2009 9:13:47 AM
vegibenz	$26.91	$26.91	8/19/2009 10:50:51 AM
jetblack	$50.00	$50.00	8/19/2009 3:57:49 PM
littlemonkey	$25.00	$25.00	8/19/2009 3:54:48 PM
nduli	$25.00	$25.00	8/20/2009 10:17:20 AM
albatross897	$25.00	$25.00	8/20/2009 10:27:24 AM
vinayski	$25.00	$25.00	8/20/2009 9:47:19 PM
Coach-n-u	$55.00	$55.00	8/21/2009 12:10:26 PM
CallMeBen	$25.00	$25.00	8/21/2009 4:17:18 PM
BoughtTheFarm	$25.00	$25.00	8/22/2009 4:37:14 PM
orgy63	$50.00	$50.00	8/22/2009 8:43:57 AM
RiskAdverse	$25.00	$25.00	8/22/2009 9:04:02 PM
TechieLender	$100.00	$100.00	8/23/2009 11:57:47 AM
The_Birnetts	$50.00	$50.00	8/24/2009 5:56:40 AM
cippy	$100.00	$100.00	8/24/2009 11:31:46 AM
power-expert	$25.00	$25.00	8/24/2009 12:56:29 PM
twuck	$60.00	$60.00	8/24/2009 1:55:54 PM
the-owner	$25.00	$25.00	8/25/2009 5:48:44 AM
big_oaks	$50.00	$50.00	8/24/2009 9:47:59 PM
Palmetto	$31.59	$31.59	8/24/2009 10:42:12 PM
Ven58	$25.00	$25.00	8/24/2009 5:52:14 PM
Coastielender09	$50.00	$50.00	8/24/2009 10:09:03 PM
jojnax	$25.00	$25.00	8/25/2009 12:08:17 AM
grnii78	$40.00	$40.00	8/25/2009 11:12:34 AM
COCHINOBOY	$100.00	$100.00	8/25/2009 11:18:56 AM
relentless-finance	$25.00	$25.00	8/25/2009 12:12:50 PM
totoro	$25.00	$25.00	8/16/2009 8:10:37 PM
mamayama	$100.00	$100.00	8/16/2009 8:31:44 PM
lend4life13	$215.32	$215.32	8/17/2009 3:26:58 PM
phi2	$25.00	$25.00	8/18/2009 11:55:31 AM
Credit2Prosper	$50.00	$50.00	8/18/2009 11:55:37 AM
LandE2BG	$50.00	$50.00	8/18/2009 6:55:40 PM
brandan	$50.00	$50.00	8/18/2009 6:07:09 PM
newton77	$25.00	$25.00	8/18/2009 6:55:30 PM
minista	$25.00	$25.00	8/19/2009 6:42:33 AM
power-cell	$100.00	$100.00	8/19/2009 6:38:47 AM
IcedMochaFund	$25.00	$25.00	8/19/2009 8:18:23 AM
member123	$25.00	$25.00	8/19/2009 12:59:10 PM
jdtrip03	$100.00	$100.00	8/19/2009 7:43:57 PM
SaintMatthew	$25.00	$25.00	8/19/2009 7:07:37 PM
loanman2007	$50.00	$50.00	8/20/2009 11:33:53 AM
quiggles	$25.00	$25.00	8/20/2009 11:41:47 AM
mobius_titan	$25.00	$25.00	8/21/2009 4:24:50 AM
FecundFinancier	$25.00	$25.00	8/22/2009 7:33:25 PM
liberty-equilibrium	$93.34	$93.34	8/22/2009 4:09:14 PM
dudebrah	$25.00	$25.00	8/23/2009 9:01:03 AM
DannyPhantom	$25.00	$25.00	8/23/2009 9:00:28 PM
sildoc	$200.00	$77.84	8/24/2009 1:00:36 PM
Auditman	$50.00	$50.00	8/24/2009 2:08:58 PM
lefty756	$25.00	$25.00	8/24/2009 3:23:09 PM
justin323	$25.00	$25.00	8/24/2009 5:39:18 PM
Trimalchio12	$25.00	$25.00	8/24/2009 11:38:52 PM
enriching-payout	$25.00	$25.00	8/25/2009 10:07:20 AM
niteflite	$25.00	$25.00	8/25/2009 10:13:17 AM
murren	$50.00	$50.00	8/25/2009 7:30:54 AM
GWV2	$50.00	$50.00	8/25/2009 12:48:20 PM
Nyarpy	$25.00	$25.00	8/25/2009 10:29:06 AM
guardian3	$50.00	$50.00	8/25/2009 12:27:11 PM
66 bids
Borrower Payment Dependent Notes Series 420837
This series of Notes was issued and sold upon the funding of the borrower loan #38331, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-25-2009

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 36.08%	Starting monthly payment:	$43.55
Final lender yield:	31.00%	Final borrower rate/APR:	32.00% / 36.08%	Final monthly payment:	$43.55

Auction yield range:	11.23% - 31.00%	Estimated loss impact:	10.78%
Lender servicing fee:	1.00%	Estimated return:	20.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1998	Debt/Income ratio:	14%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	8y 1m
Amount delinquent:	$0	Revolving credit balance:	$14,487	Occupation:	Bus Driver
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	liberty-motivator	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Will pay back loan
Purpose of loan:? Pay off a payday loan (with a little left over0??and get out of that cycle.
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I have a home mrtgage in current standing.

Monthly net income: $ 3,000 + $500 for rental of basement

Monthly expenses: $ 1956
??Housing: $ 841
??Insurance: $ 120
??Car expenses: $ 0
??Utilities: $?115
??Phone, cable, internet: $ 80
??Food, entertainment: $400
??Clothing, household expenses $ 250
??Credit cards and other loans: $150
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: More likely in less than 1 year. (Aug-19-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hektek22	$300.00	$300.00	8/19/2009 8:11:42 AM
mercuriant	$25.00	$25.00	8/19/2009 8:11:49 AM
zasonsasu1	$50.00	$50.00	8/19/2009 4:00:16 PM
Kqwik	$35.00	$35.00	8/20/2009 10:41:17 PM
Wyatte	$67.71	$4.62	8/21/2009 6:15:48 PM
macbeck22	$50.00	$50.00	8/22/2009 7:23:53 AM
Unitas4302	$50.00	$50.00	8/23/2009 11:27:30 AM
DannyPhantom	$25.00	$25.00	8/23/2009 8:55:19 PM
donlenboy	$32.39	$32.39	8/24/2009 8:31:02 PM
_MY_DREAM_	$50.00	$50.00	8/25/2009 8:56:18 AM
Thunder08	$25.00	$25.00	8/25/2009 8:57:37 AM
n3holden	$50.00	$50.00	8/25/2009 9:35:09 AM
Loan_Stranger	$50.00	$50.00	8/19/2009 3:40:43 PM
Hambone1111	$50.00	$50.00	8/20/2009 7:39:28 PM
kinetic-social	$25.00	$25.00	8/21/2009 4:06:04 PM
Iza13	$27.99	$27.99	8/23/2009 7:19:29 AM
SeaSkyGuy71	$25.00	$25.00	8/23/2009 10:53:36 PM
PackFan13	$25.00	$25.00	8/24/2009 10:02:27 AM
oldtruckads	$25.00	$25.00	8/24/2009 10:04:30 AM
Pintu_Desai	$25.00	$25.00	8/24/2009 11:46:19 AM
monstersdad	$50.00	$50.00	8/25/2009 8:57:34 AM
21 bids
Borrower Payment Dependent Notes Series 421563
This series of Notes was issued and sold upon the funding of the borrower loan #38290, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction start date:	Aug-24-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-26-2009

Starting lender yield:	13.98%	Starting borrower rate/APR:	14.98% / 17.15%	Starting monthly payment:	$138.62
Final lender yield:	13.98%	Final borrower rate/APR:	14.98% / 17.15%	Final monthly payment:	$138.62

Auction yield range:	4.23% - 13.98%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	11.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-2000	Debt/Income ratio:	37%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$8,237	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	30%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	thecubanheat	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 3	On-time:	19 ( 100% )	700-720 (Latest)
Principal borrowed:	$7,250.00	< mo. late:	0 ( 0% )	680-700 (Apr-2009) 660-680 (Mar-2008) 640-660 (Dec-2007) 660-680 (Feb-2007)
Principal balance:	$0.01	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
4 times successful Prosper borrower
Purpose of loan:This is my 4th time as a borrower on Prosper, and I am glad the company is back up and running! With Prospers help, I have successfully been able to consolidate debt slowly but surely and pay it off! My credit has boosted into the 700s and I am grateful for all the positive Prosper experiences I've had. Currently, I am looking to pay off?another high interest?credit card, my very last credit card with over 20% interest rate, and due to past relations with Wells Fargo, I want to finally shut the door on their business. I want to bring my business back to Prosper. I understand that $4,000 is asking quite much considering my last 3 Prosper loan principal balances were for under just a few thousand, but I am confident in my ability to repay this loan, and I am confident lenders will see the success I have had in timely repayments of past loans and once again bid on my behalf.

My financial situation:
I am a good candidate for this loan because I have been a very dependable and successful Prosper borrower in the past. I make my monthly minimums each and every month, and tend to pay more whenever possible. Despite my credit grade, Prosper lenders have still funded three loans in the past with which I have gone above and beyond to repay in an efficient and timely manner. I am confident I can do the same with this loan.

I look to realistically have this loan paid off between 1 and 1.5 years.

Monthly net income after taxes (not including gratuity): $1,900 ($1500 FT job, $400 PT job)

I work as a bellman and valet at a luxury residential condominium. I earn $13/hour + gratuities currently and work full time. I also recently got a part time job as a shuttle driver earning $10/hr + gratuities

Monthly expenses: $914
??Housing: $375 rent
??Insurance: $48 auto insurance
??Car expenses: $40 gas
??Utilities: $35 electric and water (my half)
??Phone, cable, internet: free, paid by landlord
??Food, entertainment: $100 groceries
??Clothing, household expenses $50
??Credit card: $280 (Once my credit card is paid off, it will just be the Prosper loan, which will be easier to deal with!)

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

credit-investor5	$50.00	$50.00	8/24/2009 3:55:09 PM
kenyonhillbilly	$25.00	$25.00	8/24/2009 3:58:18 PM
jgar_O	$30.00	$30.00	8/24/2009 3:59:35 PM
Moron_Buffet	$25.00	$25.00	8/24/2009 4:15:58 PM
Stavros	$25.00	$25.00	8/24/2009 3:55:59 PM
greenback-floret	$25.00	$25.00	8/24/2009 4:09:34 PM
anton	$50.00	$50.00	8/24/2009 4:16:47 PM
skuba	$50.00	$50.00	8/24/2009 4:16:29 PM
cash-sensai2	$25.00	$25.00	8/24/2009 4:16:35 PM
disclaimer777cc	$25.00	$25.00	8/24/2009 9:10:17 PM
browneyegravy	$25.00	$25.00	8/25/2009 7:12:56 AM
lagnisiruk	$25.00	$25.00	8/25/2009 11:38:17 AM
KramericaIndustries	$50.00	$50.00	8/25/2009 12:50:11 PM
AP2PLender	$25.00	$25.00	8/25/2009 3:22:49 PM
Finspons	$250.00	$250.00	8/25/2009 4:09:52 PM
vikings23	$50.00	$50.00	8/25/2009 9:58:25 PM
market-assembler	$25.00	$25.00	8/25/2009 5:16:54 PM
Spring342	$25.00	$25.00	8/25/2009 10:17:27 PM
888168	$50.00	$50.00	8/25/2009 5:18:05 PM
mathprof	$25.00	$25.00	8/25/2009 5:22:20 PM
SFBank	$200.00	$200.00	8/25/2009 6:53:39 PM
tamcho	$25.00	$25.00	8/25/2009 7:49:09 PM
omahajay	$100.00	$100.00	8/25/2009 9:06:15 PM
momentous-coin	$25.00	$25.00	8/25/2009 9:45:57 PM
jonn834	$50.00	$50.00	8/25/2009 9:59:29 PM
Credit2Prosper	$50.00	$50.00	8/25/2009 10:00:44 PM
encouraging-cash4	$25.00	$25.00	8/26/2009 8:04:38 AM
aganippe	$50.00	$50.00	8/25/2009 11:09:15 PM
opmjdv	$36.00	$36.00	8/26/2009 4:00:30 AM
SpectrumCapital	$25.00	$25.00	8/26/2009 1:47:15 AM
MrFunds	$50.00	$50.00	8/26/2009 3:56:19 AM
understanding-marketplace	$100.00	$100.00	8/26/2009 9:33:05 AM
lakelady8311	$100.00	$21.46	8/26/2009 7:19:40 AM
dpries123	$25.00	$25.00	8/26/2009 7:24:39 AM
haryassman	$25.00	$25.00	8/26/2009 11:16:42 AM
Personal-Bond	$50.00	$50.00	8/26/2009 9:36:14 AM
testobsessed	$100.00	$100.00	8/26/2009 9:53:55 AM
Artist_Blue	$25.00	$25.00	8/24/2009 3:59:18 PM
julijask	$25.00	$25.00	8/24/2009 3:55:01 PM
whitegold24k	$138.77	$138.77	8/24/2009 3:55:16 PM
elasermd	$50.00	$50.00	8/24/2009 3:57:48 PM
don8ter	$60.00	$60.00	8/24/2009 4:15:50 PM
Cherrypicker06	$25.00	$25.00	8/24/2009 4:00:42 PM
honorable-yield	$50.00	$50.00	8/24/2009 4:16:05 PM
Sid-K	$50.00	$50.00	8/24/2009 4:16:17 PM
jns48	$25.00	$25.00	8/24/2009 4:00:48 PM
DukSerduk	$25.00	$25.00	8/24/2009 4:16:24 PM
bchen78875	$50.00	$50.00	8/24/2009 4:16:40 PM
seasportsguy	$25.00	$25.00	8/24/2009 9:57:41 PM
lemmon22	$53.66	$53.66	8/24/2009 11:47:13 PM
CorporateT00l	$25.00	$25.00	8/25/2009 7:14:25 AM
TreesBumpsJumps17	$25.00	$25.00	8/25/2009 11:57:43 AM
GoldLetters	$25.00	$25.00	8/25/2009 1:55:33 PM
hellasow	$25.00	$25.00	8/25/2009 9:06:55 PM
JustMee	$25.00	$25.00	8/25/2009 5:25:26 PM
calm-p2ploan	$25.00	$25.00	8/26/2009 1:47:20 AM
McGrufus	$51.00	$51.00	8/25/2009 6:36:55 PM
brightest-revenue-spark	$25.00	$25.00	8/25/2009 6:42:30 PM
petercat	$200.00	$200.00	8/26/2009 6:30:29 AM
Brown98	$25.00	$25.00	8/25/2009 9:59:39 PM
AY_RY	$25.00	$25.00	8/26/2009 7:00:13 AM
the-profit-oracle	$41.81	$41.81	8/25/2009 10:16:01 PM
BigBoy2008	$25.00	$25.00	8/26/2009 7:32:15 AM
auddoc	$50.00	$50.00	8/25/2009 10:14:24 PM
mcs99	$50.00	$50.00	8/26/2009 8:14:01 AM
payontime1	$50.00	$50.00	8/26/2009 12:02:37 AM
BBL	$200.00	$200.00	8/26/2009 8:29:18 AM
heresabuck	$60.00	$60.00	8/26/2009 1:45:18 AM
Unitas4302	$50.00	$50.00	8/26/2009 4:59:01 AM
dirkiebush	$150.00	$150.00	8/26/2009 5:20:35 AM
RadCad1	$100.00	$100.00	8/26/2009 5:25:42 AM
victorcab	$50.00	$50.00	8/26/2009 6:43:04 AM
Lender12	$57.30	$57.30	8/26/2009 8:32:14 AM
mlj0671	$100.00	$100.00	8/26/2009 8:12:55 AM
snowfall2006	$75.00	$75.00	8/26/2009 8:38:13 AM
livingforjesus	$25.00	$25.00	8/26/2009 9:19:18 AM
76 bids
Borrower Payment Dependent Notes Series 419406
This series of Notes was issued and sold upon the funding of the borrower loan #38328, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction start date:	Aug-05-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-19-2009

Starting lender yield:	10.24%	Starting borrower rate/APR:	11.24% / 13.36%	Starting monthly payment:	$98.56
Final lender yield:	9.25%	Final borrower rate/APR:	10.25% / 12.36%	Final monthly payment:	$97.15

Auction yield range:	4.23% - 10.24%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-2006	Debt/Income ratio:	14%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,334	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	10%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	idol225	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Debt
Purpose of loan:
I would like to consolidate two credit cards and the remainder of my vehicle loan into one payment.

My financial situation:
I have an excellent credit history. I have never missed or been late on a payment on any of my accounts. I have?an extra $500.00?per month after budgeting living expenses. Getting this loan would increase my cushion by another $300.00 per month.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How much is on credit cards and at what rate? How much is your car loan and what is the interest rate? - Finspons
A: I have about $1500 left on the vehicle loan at 7.9% and around $1200 on the credit cards at 10.9% It's not that the interest rates are bad, I mainly want to pay off my vehicle so I can drop down to liability. Vehicle is not worth carrying full coverage. Insurance rates are through the roof. (Aug-08-2009)
Q: Sounds like a good plan. Count me in. - kgeezy
A: Thank you all for bidding... (Aug-19-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	8/5/2009 3:13:55 PM
MoneyForNothing	$50.00	$50.00	8/6/2009 2:16:19 PM
doc1	$100.00	$100.00	8/9/2009 9:42:18 AM
PayingItForwardPlease	$50.00	$50.00	8/12/2009 6:55:05 AM
The-Lighthouse-Group	$25.00	$25.00	8/12/2009 4:09:28 PM
KFoster	$25.00	$25.00	8/13/2009 4:41:25 AM
16888	$50.00	$50.00	8/13/2009 11:06:44 AM
Digs	$25.00	$25.00	8/15/2009 8:05:37 AM
preciouschild	$200.00	$200.00	8/16/2009 7:24:57 AM
freetolive	$25.00	$25.00	8/16/2009 11:05:41 AM
dud	$50.00	$50.00	8/16/2009 4:06:02 PM
jrlvnv	$25.00	$25.00	8/17/2009 10:24:23 AM
fr0gpil0t	$25.00	$25.00	8/17/2009 11:47:58 AM
ultimatepaintball	$25.00	$25.00	8/17/2009 8:59:33 PM
woodsider	$50.00	$50.00	8/18/2009 7:20:31 AM
libertas67	$25.00	$25.00	8/18/2009 4:16:31 PM
maga	$50.00	$50.00	8/18/2009 6:02:12 PM
bejfishing	$25.00	$25.00	8/18/2009 6:33:13 PM
Sturgee	$25.00	$25.00	8/18/2009 7:18:21 PM
yogi1975	$25.00	$25.00	8/18/2009 7:44:10 PM
mlender	$25.00	$25.00	8/18/2009 10:00:16 PM
Hogan55	$50.00	$50.00	8/19/2009 5:50:47 AM
drummerdad	$25.00	$25.00	8/19/2009 6:53:22 AM
akgirlx	$25.00	$25.00	8/19/2009 6:35:07 AM
amlu1988	$25.00	$25.00	8/19/2009 6:56:58 AM
Oakland	$50.00	$50.00	8/19/2009 7:45:50 AM
csrwizard	$50.00	$50.00	8/19/2009 8:27:23 AM
Halos2002	$50.00	$19.86	8/19/2009 9:17:35 AM
oldman68	$25.00	$25.00	8/19/2009 8:33:33 AM
gpuck	$25.00	$25.00	8/19/2009 8:41:59 AM
calm-p2ploan	$25.00	$25.00	8/19/2009 9:16:42 AM
investment-cluster	$25.00	$25.00	8/19/2009 9:12:25 AM
Realjo	$50.00	$50.00	8/19/2009 9:56:46 AM
HarleyBoy	$25.00	$25.00	8/19/2009 12:00:41 PM
GABC-1	$40.00	$40.00	8/19/2009 2:06:49 PM
Catalina_Enterprises	$80.00	$80.00	8/19/2009 2:25:10 PM
TicTac	$25.00	$25.00	8/19/2009 1:31:38 PM
Brklyn01	$50.00	$50.00	8/19/2009 1:45:13 PM
dollarsforrent	$50.00	$50.00	8/19/2009 2:05:00 PM
yu-rik	$50.00	$50.00	8/19/2009 2:42:11 PM
turbospeed	$25.00	$25.00	8/5/2009 3:13:19 PM
zento	$25.00	$25.00	8/6/2009 7:12:49 PM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	8/8/2009 5:05:17 AM
kbmarin	$30.00	$30.00	8/8/2009 1:39:31 AM
Wildcat23	$40.00	$40.00	8/9/2009 7:56:23 AM
rockymtbob	$50.00	$50.00	8/10/2009 7:29:17 PM
eCapital	$25.00	$25.00	8/11/2009 4:25:00 PM
jetblack	$50.00	$50.00	8/16/2009 5:25:33 PM
BankofBeth	$50.00	$50.00	8/16/2009 7:25:44 PM
bkb7484	$25.00	$25.00	8/17/2009 4:03:19 AM
spiff666	$25.00	$25.00	8/17/2009 9:43:54 PM
Snoopylover	$25.00	$25.00	8/18/2009 6:00:53 AM
JerryB96	$25.00	$25.00	8/18/2009 7:20:34 AM
bondhedger	$25.00	$25.00	8/18/2009 8:35:16 AM
Rustang	$50.00	$50.00	8/18/2009 10:45:39 AM
ideal-value	$100.00	$100.00	8/18/2009 12:43:29 PM
icanhelpyouout	$50.00	$50.00	8/18/2009 3:58:02 PM
Billybobobbrain	$36.85	$36.85	8/18/2009 3:15:06 PM
qkinger	$50.00	$50.00	8/18/2009 4:00:54 PM
simms2k	$25.00	$25.00	8/18/2009 7:19:38 PM
yogi1975	$25.00	$25.00	8/18/2009 7:44:52 PM
mattblizz	$50.00	$50.00	8/18/2009 9:19:11 PM
DackoDenk	$25.00	$25.00	8/18/2009 10:04:37 PM
Charmart	$25.00	$25.00	8/19/2009 2:43:06 AM
kgeezy	$25.00	$25.00	8/19/2009 7:21:46 AM
Stahl	$28.29	$28.29	8/19/2009 8:14:39 AM
kf88	$50.00	$50.00	8/19/2009 8:27:39 AM
MrLeft	$25.00	$25.00	8/19/2009 9:56:32 AM
order-rider	$50.00	$50.00	8/19/2009 9:48:43 AM
surferracerskaterboy	$50.00	$50.00	8/19/2009 11:49:00 AM
loanman2007	$25.00	$25.00	8/19/2009 12:10:26 PM
yu-rik	$50.00	$50.00	8/19/2009 2:42:46 PM
skaught	$25.00	$25.00	8/19/2009 12:46:12 PM
Marco83	$50.00	$50.00	8/19/2009 2:30:18 PM
friendinmoney	$100.00	$100.00	8/19/2009 2:57:23 PM
75 bids
Borrower Payment Dependent Notes Series 419620
This series of Notes was issued and sold upon the funding of the borrower loan #38299, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Aug-06-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-20-2009

Starting lender yield:	12.01%	Starting borrower rate/APR:	13.01% / 16.64%	Starting monthly payment:	$33.70
Final lender yield:	9.32%	Final borrower rate/APR:	10.32% / 13.89%	Final monthly payment:	$32.42

Auction yield range:	4.23% - 12.01%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-2006	Debt/Income ratio:	6%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	3	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,681	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	46%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	greenback-cedar	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Avoiding Overdraft Fees
Purpose of loan:
This loan will be used to?put a positive amount in my checking account to avoid overdraft fees that amount to?$140 a day for everyday overdrawn.?

My financial situation:
I am a good candidate for this loan because? I have a steady full time job and I already have my rent paid up till December; so I don't have very many expenses to pay.

Monthly net income: $ 1400

Monthly expenses: $
??Housing: $ 0
??Insurance: $?127.70
??Car expenses: $ 100
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 50
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

zento	$25.00	$25.00	8/6/2009 4:18:10 PM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	8/9/2009 9:25:14 AM
Realjo	$50.00	$50.00	8/19/2009 9:57:56 AM
jakester00	$34.00	$34.00	8/19/2009 5:02:04 PM
delivery	$50.00	$50.00	8/20/2009 9:17:44 AM
ultimatepaintball	$25.00	$25.00	8/20/2009 10:05:30 AM
iGeoff	$80.00	$80.00	8/20/2009 2:41:34 PM
bhargapa	$200.00	$200.00	8/20/2009 4:06:59 PM
turbospeed	$25.00	$25.00	8/6/2009 4:11:09 PM
Syzygy	$25.00	$25.00	8/7/2009 11:23:54 AM
jetblack	$50.00	$50.00	8/12/2009 7:00:20 AM
jcn12321	$50.00	$50.00	8/14/2009 4:15:14 AM
dud	$50.00	$50.00	8/17/2009 10:59:39 AM
andrelaplume	$25.00	$25.00	8/18/2009 5:59:12 AM
PeopleHelpers	$50.00	$50.00	8/18/2009 8:50:39 AM
flshdaskll	$25.00	$25.00	8/19/2009 8:07:21 PM
Snoopylover	$25.00	$25.00	8/20/2009 5:37:40 AM
gothampark	$50.00	$50.00	8/19/2009 10:40:07 PM
SkyLoan	$26.02	$26.02	8/20/2009 9:05:47 AM
kendigme	$25.00	$25.00	8/20/2009 2:17:44 PM
bondhedger	$25.00	$25.00	8/20/2009 12:24:35 PM
LAKETIME	$25.00	$25.00	8/20/2009 1:34:51 PM
bhargapa	$250.00	$34.98	8/20/2009 4:07:26 PM
23 bids
Borrower Payment Dependent Notes Series 419706
This series of Notes was issued and sold upon the funding of the borrower loan #38321, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Aug-07-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-21-2009

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 31.39%	Starting monthly payment:	$41.06
Final lender yield:	17.87%	Final borrower rate/APR:	18.87% / 22.63%	Final monthly payment:	$36.59

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.42%
Lender servicing fee:	1.00%	Estimated return:	7.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1978	Debt/Income ratio:	19%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	23y 7m
Amount delinquent:	$0	Revolving credit balance:	$12,424	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	funlovinmomx2	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	720-740 (Latest)
Principal borrowed:	$6,100.00	< mo. late:	0 ( 0% )	740-760 (Jul-2007)
Principal balance:	$2,254.33	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Pay Off Personal Loan
Purpose of loan:
I would like this loan to pay off a small personal loan and to buy a garage door opener for my new house.

My financial situation:
I am an excellent candidate for this loan because I have a great job as a legal assistant and have worked at my place of employment for over 23 years.?I have always paid my financial obligations on time.?

I am a returning borrower to Prosper because I had a very successful experience in getting my first loan over two years ago.? I have one year left on that loan, and I have never missed a payment or paid late.? My payments are automatically deducted from my checking account.? I consistently receive emails from my lenders on that loan thanking me for making my payments on time.? You can trust that you will be paid back.

Thanks so much for your consideration!

Monthly net income: $ 2,900

Monthly expenses: $?2,550
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: I plan on paying this off in about 18 months. (Aug-17-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	8/8/2009 4:32:39 PM
bluebouyz	$52.00	$52.00	8/19/2009 9:21:26 PM
delivery	$25.00	$25.00	8/20/2009 9:22:28 AM
dstolars	$25.00	$25.00	8/20/2009 12:51:03 PM
chrisb4745	$25.00	$25.00	8/21/2009 5:19:14 AM
spiff666	$25.00	$25.00	8/21/2009 7:01:35 AM
festivecpl	$25.00	$25.00	8/21/2009 10:32:17 AM
MoneyForNothing	$25.00	$25.00	8/21/2009 7:26:19 AM
P2PHelper	$25.00	$25.00	8/21/2009 10:11:06 AM
maga	$25.00	$25.00	8/21/2009 11:32:35 AM
Packers18	$25.00	$25.00	8/21/2009 1:42:28 PM
division177	$25.00	$25.00	8/21/2009 3:24:35 PM
nasdaq87	$40.00	$40.00	8/21/2009 3:27:03 PM
LarryNY	$25.00	$25.00	8/19/2009 1:28:40 PM
Snoopylover	$25.00	$25.00	8/20/2009 5:18:13 PM
asdf9876	$50.00	$50.00	8/20/2009 7:21:22 PM
CA_Lender	$25.00	$25.00	8/20/2009 7:39:11 PM
redwraith	$25.00	$25.00	8/20/2009 8:42:35 PM
btormc5	$50.00	$50.00	8/21/2009 8:51:32 AM
suzanny	$25.00	$25.00	8/21/2009 9:23:56 AM
mobius_titan	$25.00	$25.00	8/21/2009 4:21:49 AM
Jordan1123	$25.00	$25.00	8/21/2009 5:18:05 AM
lookin_up	$50.00	$50.00	8/21/2009 6:05:04 AM
radiant-value	$25.00	$25.00	8/21/2009 10:20:04 AM
eboomer2611	$25.00	$25.00	8/21/2009 10:27:42 AM
Galdis	$25.00	$25.00	8/21/2009 7:15:05 AM
PrinceValium	$25.00	$25.00	8/21/2009 8:19:39 AM
Entejaeger	$25.00	$25.00	8/21/2009 8:30:04 AM
realtormoises	$25.00	$25.00	8/21/2009 9:51:16 AM
california5andime	$25.00	$25.00	8/21/2009 12:42:23 PM
STLRacer	$25.00	$25.00	8/21/2009 12:54:21 PM
PapaBear55	$25.00	$25.00	8/21/2009 11:30:09 AM
Schmendrick	$50.00	$50.00	8/21/2009 12:08:56 PM
nanaof7	$25.00	$25.00	8/21/2009 1:19:38 PM
best-generosity-financier	$25.00	$8.00	8/21/2009 2:43:08 PM
35 bids
Borrower Payment Dependent Notes Series 419784
This series of Notes was issued and sold upon the funding of the borrower loan #38312, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-24-2009

Starting lender yield:	27.02%	Starting borrower rate/APR:	28.02% / 30.37%	Starting monthly payment:	$144.81
Final lender yield:	25.40%	Final borrower rate/APR:	26.40% / 28.73%	Final monthly payment:	$141.76

Auction yield range:	11.23% - 27.02%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-2000	Debt/Income ratio:	31%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$16,904	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	restless-hope	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for Boutique
My fianc?e and I are co-owners of a boutique. This loan will be used to help purchase new inventory for the fall season. She takes care of the store fulltime and I work fulltime to provide for the both of us while our store profits pick up.

Located next to a large university, our store always has students stopping by. We have been open since November 2008 and have a strong advantage being outgoing and advertising ourselves. With the slow summer season and limited students taking classes, we didn?t know what to expect for the first summer season which wasn't that good.

This is a good investment for anyone looking to help an entrepreneur with a small business. Our first few months of business, November-May, proved that we had a great location and there are plenty of customers. Our forecast shows a great fall and winter season!

Monthly net income: $ 2100
Monthly expenses: $ 1210
Rent: $ 750
Insurance: $ 80
Electric: $ 100
Internet: $ 30
Other expenses $ 150
Credit card Processing: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

anton	$25.00	$25.00	8/10/2009 10:12:13 AM
secobarbital	$25.00	$25.00	8/10/2009 10:09:23 AM
Mantis75	$25.00	$25.00	8/10/2009 10:11:20 AM
thedreamer	$25.00	$25.00	8/10/2009 10:15:25 AM
ChrisTJ	$25.00	$25.00	8/10/2009 5:55:20 PM
rallytime	$25.00	$25.00	8/10/2009 7:03:57 PM
seisen	$32.74	$32.74	8/11/2009 7:05:13 AM
gilbow	$25.00	$25.00	8/12/2009 4:37:33 PM
delivery	$25.00	$25.00	8/12/2009 10:50:27 PM
Raetha	$25.00	$25.00	8/13/2009 11:35:41 AM
FeedTheMachine	$150.00	$150.00	8/14/2009 6:11:46 AM
skro	$25.00	$25.00	8/14/2009 8:49:41 AM
willingnjc	$25.00	$25.00	8/14/2009 1:32:07 PM
RoccoLoan	$100.00	$100.00	8/14/2009 2:48:56 PM
honorable-yield	$25.00	$25.00	8/15/2009 10:10:39 AM
Papa_Mema	$50.00	$50.00	8/16/2009 2:21:37 PM
slcchad	$25.00	$25.00	8/17/2009 8:47:33 AM
natecam	$25.00	$25.00	8/17/2009 10:28:13 AM
mrzz	$25.00	$25.00	8/17/2009 10:33:34 AM
wampum-proton	$25.00	$25.00	8/18/2009 7:05:36 AM
equitylender	$50.00	$50.00	8/18/2009 6:51:23 PM
redbomb5	$25.00	$25.00	8/18/2009 8:15:31 PM
fortytwo	$25.00	$25.00	8/19/2009 6:52:55 AM
j-lender	$25.00	$25.00	8/19/2009 8:22:49 AM
brmar	$25.00	$25.00	8/19/2009 9:08:37 AM
whatknows	$25.00	$25.00	8/19/2009 9:39:26 AM
mathprof	$25.00	$25.00	8/19/2009 10:42:41 AM
magnetic-duty	$25.00	$25.00	8/19/2009 11:18:00 AM
Artist_Blue	$25.00	$25.00	8/19/2009 3:13:55 PM
irrelevant	$25.00	$25.00	8/19/2009 3:14:42 PM
rdecartus	$25.00	$25.00	8/19/2009 1:57:30 PM
YoungSuccessLLC	$25.00	$25.00	8/19/2009 3:14:34 PM
mauge35	$82.09	$82.09	8/19/2009 6:27:40 PM
pfenness	$37.97	$37.97	8/20/2009 7:57:45 AM
DER	$55.59	$40.12	8/20/2009 8:54:27 AM
Finchy78	$25.00	$25.00	8/20/2009 4:08:34 PM
thatguyoverseas	$30.00	$30.00	8/20/2009 8:39:55 PM
asdf9876	$50.00	$50.00	8/20/2009 7:04:59 PM
wauktown62	$25.00	$25.00	8/21/2009 10:20:31 AM
best-generosity-financier	$25.00	$25.00	8/22/2009 12:40:26 AM
lilgates26	$25.00	$25.00	8/22/2009 3:37:23 PM
brit11	$75.00	$75.00	8/23/2009 12:22:54 AM
twjh	$25.00	$25.00	8/22/2009 6:24:39 PM
LeoBUSIIT	$25.00	$25.00	8/23/2009 12:52:23 PM
kulender	$50.00	$50.00	8/23/2009 1:39:50 PM
psycardis	$39.27	$39.27	8/23/2009 11:33:39 PM
Djsandiego	$25.00	$25.00	8/23/2009 10:29:00 PM
dollar-authority	$50.00	$50.00	8/24/2009 5:14:44 AM
2152	$25.00	$25.00	8/24/2009 5:01:12 AM
Tammy102800	$25.00	$25.00	8/24/2009 5:07:47 AM
bitano	$50.00	$50.00	8/24/2009 6:48:45 AM
lendme2	$50.00	$50.00	8/24/2009 8:25:19 AM
jsnryn	$25.00	$25.00	8/24/2009 9:40:03 AM
oxnard	$25.00	$25.00	8/24/2009 9:41:24 AM
decisive-capital	$30.00	$30.00	8/10/2009 10:11:40 AM
SNH	$25.00	$25.00	8/10/2009 10:12:19 AM
southern-ut	$25.00	$25.00	8/10/2009 10:14:15 AM
seafox7	$50.00	$50.00	8/10/2009 11:20:25 AM
Iceman1347	$25.00	$25.00	8/12/2009 12:29:28 PM
MicroPod	$25.00	$25.00	8/13/2009 5:08:41 PM
sk8ndive	$25.00	$25.00	8/15/2009 10:10:42 AM
stonehillloans	$25.00	$25.00	8/16/2009 5:40:59 PM
forthright-loan	$25.00	$25.00	8/17/2009 12:32:46 PM
mercuriant	$25.00	$25.00	8/17/2009 12:34:31 PM
schnatty	$25.00	$25.00	8/17/2009 9:15:43 PM
zeelender	$25.00	$25.00	8/17/2009 9:15:46 PM
NATIVEBORN	$25.00	$25.00	8/17/2009 9:15:56 PM
lib5836	$46.13	$46.13	8/18/2009 5:48:31 AM
LAM26	$25.00	$25.00	8/18/2009 6:15:31 PM
Kaj	$25.00	$25.00	8/19/2009 7:37:31 AM
personal-lender	$25.00	$25.00	8/19/2009 3:13:53 PM
108lender	$25.88	$25.88	8/19/2009 3:25:41 PM
mydreamsagain	$25.00	$25.00	8/19/2009 3:13:38 PM
kyxysyx	$50.00	$50.00	8/19/2009 3:11:10 PM
mwl	$25.00	$25.00	8/19/2009 3:13:11 PM
GElender	$25.00	$25.00	8/19/2009 3:14:24 PM
fareast_man	$25.00	$25.00	8/19/2009 3:25:38 PM
TrustinOthers	$25.00	$25.00	8/19/2009 3:26:12 PM
Ballybay	$52.01	$52.01	8/19/2009 3:26:43 PM
greenwell	$25.00	$25.00	8/19/2009 3:25:44 PM
wauktown62	$25.00	$25.00	8/21/2009 10:21:01 AM
oregonusa	$25.00	$25.00	8/21/2009 10:27:17 AM
support	$57.80	$57.80	8/21/2009 12:28:08 PM
maga	$25.00	$25.00	8/21/2009 6:13:06 PM
spc91x	$25.00	$25.00	8/21/2009 10:56:53 PM
kendigme	$30.02	$30.02	8/22/2009 4:29:35 AM
bonFire8	$25.00	$25.00	8/21/2009 8:53:55 PM
tcbmc	$65.00	$65.00	8/22/2009 10:05:27 AM
rakey	$25.00	$25.00	8/22/2009 5:22:33 PM
hellasow	$25.00	$25.00	8/22/2009 9:50:51 AM
Matt_Colsia	$100.00	$100.00	8/22/2009 6:23:11 PM
PotBellyPete	$25.00	$25.00	8/22/2009 7:25:02 PM
USCGC	$50.00	$50.00	8/23/2009 6:52:26 AM
jobani	$50.00	$50.00	8/23/2009 5:12:14 PM
tompau	$25.00	$25.00	8/23/2009 11:57:02 AM
thomas16882004	$100.00	$100.00	8/23/2009 9:09:23 PM
NekHoldings	$50.00	$50.00	8/24/2009 5:31:14 AM
kindness-jedi	$25.00	$25.00	8/24/2009 6:22:45 AM
mkvance	$30.97	$30.97	8/23/2009 7:14:47 PM
division177	$25.00	$25.00	8/24/2009 9:51:18 AM
money-expert	$25.00	$25.00	8/24/2009 6:12:08 AM
yu-rik	$25.00	$25.00	8/24/2009 4:25:59 AM
102 bids
Borrower Payment Dependent Notes Series 420052
This series of Notes was issued and sold upon the funding of the borrower loan #38318, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,700.00	Prosper Rating:	A	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-24-2009

Starting lender yield:	10.99%	Starting borrower rate/APR:	11.99% / 14.12%	Starting monthly payment:	$56.46
Final lender yield:	9.35%	Final borrower rate/APR:	10.35% / 12.46%	Final monthly payment:	$55.13

Auction yield range:	4.23% - 10.99%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-1979	Debt/Income ratio:	25%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	18 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	6y 10m
Amount delinquent:	$0	Revolving credit balance:	$29,174	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	71%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	TravisMcGee	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	17 ( 100% )	700-720 (Latest)
Principal borrowed:	$14,200.00	< mo. late:	0 ( 0% )	720-740 (Oct-2008) 680-700 (May-2007)
Principal balance:	$3,896.43	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Lender needs to be a Borrower
Purpose of loan:
I bought a house last December and did major improvements through Home Depot, on a 6 month, no interest/no payment arrangement.? Those purchases are now coming due. I would like to pay them off before they become due at deferred interest rates.My financial situation:
I am an excellent candidate for your consideration to bid.? I have had a previous loan with Prosper for $9200 which I paid off - ahead of schedule.? I then became a Prosper Lender, and currently have about $1000 spread among 17 loans.? I am eligible to retire in 5 yrs. I had a very focused plan for getting debt-free by that time.?

And let me say thanks to all those who backed my first loan with Prosper. I appreciate your support and am happy I was able to pay it off ahead of schedule. I hope you will support me again!

Monthly net income: $ 2600 + $500 from?rent from roomate?,Monthly expenses: $ 2650 total. including Mortgage $1410,???Insurance: $ 57? ?Car expenses: $403?? Utilities: $100?? ? Phone, cable, internet: $100?? ? Food, entertainment: $400? ? Clothing, household expenses $100?? ? Credit cards and other loans (includng a current Prsper loan): $ 220? ? Other expenses: $ ?? I currently have $60 going into saving each?month. Note: I do not know why Prosper shows my income at $100,000 +; It should be be $50,000+....thanks

Sorry, I have?had to re-list this?request because Prosper showed my?Income as $15 milliion. Go figure...
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

elated-justice	$25.00	$25.00	8/10/2009 3:55:44 PM
sas19	$25.00	$25.00	8/10/2009 3:56:45 PM
888168	$50.00	$23.54	8/10/2009 3:56:55 PM
Sid-K	$50.00	$50.00	8/10/2009 3:56:47 PM
abuyama22	$25.00	$25.00	8/10/2009 3:56:54 PM
Syzygy	$25.00	$25.00	8/11/2009 6:00:48 PM
RandyL3	$26.46	$26.46	8/12/2009 1:26:22 PM
bondhedger	$25.00	$25.00	8/13/2009 7:12:46 AM
jetblack	$50.00	$50.00	8/15/2009 9:01:21 AM
Approved	$50.00	$50.00	8/18/2009 10:50:05 AM
PotBellyPete	$25.00	$25.00	8/18/2009 1:09:02 PM
swissbanker	$50.00	$50.00	8/18/2009 10:10:15 PM
aldeed	$100.00	$100.00	8/20/2009 6:19:44 PM
silvercertificate	$25.00	$25.00	8/21/2009 10:39:17 AM
Gar3field	$25.00	$25.00	8/21/2009 1:24:57 PM
JIM1JIM2	$75.00	$75.00	8/21/2009 1:26:38 PM
mchoops21	$25.00	$25.00	8/22/2009 4:16:04 PM
RiskAdverse	$25.00	$25.00	8/22/2009 8:57:32 PM
Ristefo	$25.00	$25.00	8/22/2009 10:45:59 PM
Kash2010lu	$25.00	$25.00	8/23/2009 9:32:57 AM
radiant-return	$25.00	$25.00	8/23/2009 11:27:33 AM
gothampark	$25.00	$25.00	8/23/2009 10:05:45 PM
Kelor99	$25.00	$25.00	8/23/2009 6:06:19 PM
us957165	$25.00	$25.00	8/23/2009 5:49:20 PM
StanTheMan	$25.00	$25.00	8/23/2009 8:46:10 PM
skifamily1992	$25.00	$25.00	8/23/2009 8:57:35 PM
availableloan	$25.00	$25.00	8/23/2009 9:17:36 PM
redtilapia	$25.00	$25.00	8/24/2009 2:16:54 AM
bid-wonder	$25.00	$25.00	8/23/2009 11:27:17 PM
totoro	$25.00	$25.00	8/10/2009 3:56:50 PM
DukSerduk	$25.00	$25.00	8/10/2009 3:56:51 PM
Avala	$25.00	$25.00	8/10/2009 3:56:48 PM
market-assembler	$25.00	$25.00	8/13/2009 1:25:38 PM
outofoffice	$50.00	$50.00	8/15/2009 9:01:14 AM
ChristopherHS	$25.00	$25.00	8/16/2009 4:50:38 AM
quiggles	$25.00	$25.00	8/20/2009 10:35:41 AM
Newfoundcash	$25.00	$25.00	8/20/2009 1:23:51 PM
festivecpl	$25.00	$25.00	8/20/2009 6:56:29 PM
bkb7484	$25.00	$25.00	8/20/2009 8:46:27 PM
Gar3field	$50.00	$50.00	8/20/2009 7:06:41 PM
mobius_titan	$25.00	$25.00	8/21/2009 4:41:00 AM
GWV2	$50.00	$50.00	8/21/2009 12:49:39 PM
socal-lender	$25.00	$25.00	8/21/2009 9:50:38 PM
buckyhead2000	$25.00	$25.00	8/21/2009 10:29:16 PM
hellasow	$25.00	$25.00	8/22/2009 10:30:09 AM
HealthAndSafety	$50.00	$50.00	8/22/2009 6:48:00 AM
CA_Lender	$25.00	$25.00	8/22/2009 5:33:27 PM
gotbyu	$50.00	$50.00	8/23/2009 2:58:34 AM
sknop64	$25.00	$25.00	8/23/2009 3:29:12 PM
festivecpl	$100.00	$100.00	8/23/2009 2:46:32 PM
carmat60	$25.00	$25.00	8/23/2009 5:01:31 PM
51 bids
Borrower Payment Dependent Notes Series 420162
This series of Notes was issued and sold upon the funding of the borrower loan #38287, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	14.0%	Auction end date:	Aug-25-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	2	Total credit lines:	46	Length of status:	5y 10m
Amount delinquent:	$2,368	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	transparency-caballero	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
equipment loan
Purpose of loan:
I currently run a small business consulting company, where I help small businesses improve their?operations in this challenging business environment. I consult on projects relating to turnaround situations, financial analysis, marketing, revenue generation mix, expense reduction, employee training, etc. This loan will be used?to update my business software package so I can more effectively help my clients.??

My financial situation:
I am a good candidate for this loan because I have an MBA from a top program and have extensive experience running and growing small businesses. My business has very low expenses and a solid client base for new business.

Monthly net income: $ 7000?

Monthly expenses: $
??Housing: $?2000
??Insurance: $ 200
??Car expenses: $ 700
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 400
??Clothing, household expenses $ 300
??Credit cards and other loans: $?300
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What are the 2 delinquencies totaling $2368, and why aren't you including that delinquent amount in a larger Prosper loan request to eliminate that annoying debt? - IM-SHARKY
A: I tried. I actually tried a loan closer to $5000 (so I could include that), but I had no bidders. Because I am new to prosper and have those deliquencies, I think it scared the bidders. My goal is to build a higher rating and continue to improve my score so I can get a larger amount to settle the payments. I hope this helps. Thanks. (Aug-25-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Jasmel	$50.00	$50.00	8/11/2009 5:10:27 PM
IM-SHARKY	$1,000.00	$813.85	8/25/2009 4:17:24 PM
IPG1	$36.15	$36.15	8/24/2009 10:20:10 AM
best-generosity-financier	$75.00	$75.00	8/25/2009 1:39:17 AM
division177	$25.00	$25.00	8/25/2009 4:18:47 PM
5 bids
Borrower Payment Dependent Notes Series 420274
This series of Notes was issued and sold upon the funding of the borrower loan #38330, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Aug-12-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-26-2009

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 31.98%	Starting monthly payment:	$41.36
Final lender yield:	11.95%	Final borrower rate/APR:	12.95% / 16.58%	Final monthly payment:	$33.67

Auction yield range:	11.23% - 27.00%	Estimated loss impact:	10.26%
Lender servicing fee:	1.00%	Estimated return:	1.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2000	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	8y 0m
Amount delinquent:	$0	Revolving credit balance:	$15,725	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	elsteel	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high rate credit card
Purpose of loan:
This loan will be used to pay off a high interest rate credit card (currently at 31.99%). This card company decided to?increase my APR without me defaulting on it. This is the reason i want to pay this specific card off. I hate how the card companies like to take advantage of good paying customers. I have already closed one other account because of this practice; Which I will have paid off in the next three months. This loan would lower my monthly payment by $25 or more. I do not plan on taking the full three years to pay this loan back. The amount of time I take to pay this off would depend on the rate I end up paying on it. The?better the rate, the longer I will take to pay it off.

My financial situation:
I am a good candidate for this loan because I have a great payment history.?I have also been employed at my current job for almost?eight years. Although I have a high percent of my income going to paying expenses every month, I am able to meet all my obligations and have money left over. A lot of my credit debt is from paying for school by myself.

Monthly net income: $ 2400 (Cash tips and paychecks)

Monthly expenses: Total $1650
??Housing: $?325 (My boyfriend pays half and lived at same place for 5 years)
??Insurance: $ 65???
??Car expenses: $?100
??Utilities: $?50
??Phone, cable, internet: $?150
??Food, entertainment: $?200 (I pay half and my?boyfriend pays other half)
??Clothing, household expenses $?75
??Credit cards and other loans: $?650?
??Other expenses: $ 35
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You say your bank is charging you 31.99% APR, but you are willing to take a loan here for 28% (31.98% APR). Is there a reason for this? - FairChanceLender
A: I would like a fixed monthly payment instead of one that changes. This card used to be WaMu but is now a Chase card.; I closed my other Chase credit account because of their unfair rate increases and would now like to do the same with this one. I also would like for this loan to be bid down so this is the highest rate I was willing to accept. (Aug-13-2009)
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: I do not plan on taking 36 months to pay this off. I hope to have it paid off in about a year. (Aug-22-2009)
Q: Can you explain the high revolving credit balance? Thanks. - Abed-nego
A: A lot of my revolving debt is from working part time while going to school. I did not have much money coming in at the time so I charged up my credit cards. Although I have a high revoling credit balance, I have always been able to make my payments on time. (Aug-24-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$1,000.00	$1,000.00	8/26/2009 3:59:43 PM
1 bids